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EXHIBIT 1







                         SECURITIES PURCHASE AGREEMENT
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                               TABLE OF CONTENTS
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ARTICLE IDEFINITIONS...............................................................................  1
     1.1   Certain Defined Terms...................................................................  1
           1.1.1  Application......................................................................  1
ARTICLE IIPURCHASE AND SALE........................................................................  9
     2.1   Sale of DR Holdco Stock.................................................................  9
     2.2   Purchase Price..........................................................................  9
     2.3   Closing................................................................................. 10
           2.3.1 Closing and Closing Date.......................................................... 10
           2.3.2 Payments at Closing............................................................... 10

ARTICLE IIISEVERAL REPRESENTATIONS AND WARRANTIES OF............................................... 10
     3.1   Organization, General Authority and Qualification....................................... 10
           3.1.1 Entities.......................................................................... 10
           3.1.2 Ownership of Stock................................................................ 10
           3.1.3 Ownership of Company Stock........................................................ 11
           3.1.4 Authority......................................................................... 11
           3.1.5 No Conflicts or Consents.......................................................... 11
           3.1.6 Brokerage Arrangements............................................................ 11

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF SDI REGARDING DR HOLDCO AND THE COMPANY................ 11
     4.1  Due Incorporation, Etc................................................................... 11
     4.2  Qualification as Foreign Corporation..................................................... 11
     4.3  Capital Stock of DR Holdco and the Company............................................... 12
     4.4  Absence of Subsidiaries.................................................................. 12
     4.5  No Conflicts or Consents................................................................. 12
           4.5.1 Charter Documents................................................................. 12
           4.5.2 Agreements........................................................................ 12
           4.5.3 Laws.............................................................................. 12
           4.5.4 Governmental Agencies............................................................. 12
     4.6   Financial Statements and Related Matters................................................ 13
           4.6.1 Financial Statements.............................................................. 13
           4.6.2 Undisclosed Liabilities; Absence of Certain Changes............................... 13
           4.6.3 DR Holdco......................................................................... 13
     4.7   Compliance With Laws; Litigation........................................................ 13
           4.7.1 Compliance With Laws.............................................................. 13
           4.7.2 Litigation........................................................................ 14
           4.7.3 Judgments......................................................................... 14
           4.7.4 No Condemnation................................................................... 14
           4.7.5 Permits........................................................................... 14
     4.8   Title To and Condition of Tangible Assets............................................... 14
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           4.8.1 Title To Tangible Assets.......................................................... 14
           4.8.2 Condition of Tangible Assets...................................................... 14
     4.9   Certain Agreements...................................................................... 14
           4.9.1 Scheduled Agreements.............................................................. 14
           4.9.2 Defaults Under Scheduled Agreements............................................... 15
           4.9.3 Customer Film Credits............................................................. 15
     4.10  Taxes................................................................................... 15
           4.10.1 Reports and Payments; Tax Attributes............................................. 15
           4.10.2 Tax Sharing Agreement and Tax Elections.......................................... 15
     4.11  Plans................................................................................... 16
     4.12  Intellectual Property................................................................... 16
           4.12.1 Intellectual Property............................................................ 16
           4.12.2 Claims........................................................................... 16
     4.13  Insurance............................................................................... 16
     4.14  Labor Relations......................................................................... 16
     4.15  Brokers................................................................................. 16
     4.16  Environmental Matters................................................................... 16
     4.17  Hologic Stock Representations........................................................... 17

ARTICLE VREPRESENTATIONS AND WARRANTIES OF BUYER................................................... 17
     5.1   Due Incorporation, Etc.................................................................. 17
     5.2   Corporate Power and Authority........................................................... 17
     5.3   No Conflicts or Consents................................................................ 17
           5.3.1 Charter Documents................................................................. 17
           5.3.2 Agreements........................................................................ 17
           5.3.3 Laws.............................................................................. 17
           5.3.4 Governmental Agencies............................................................. 18
     5.4   Company Stock Representation............................................................ 18
     5.5   Buyer Reports and Financial Statements.................................................. 18
     5.6   Brokerage Arrangements.................................................................. 18

ARTICLE VI SEVERAL COVENANTS OF SDI................................................................ 18
     6.1   Voting of Company Stock, Etc............................................................ 18
           6.1.1 Amendments........................................................................ 19
           6.1.2 Mergers, Etc...................................................................... 19
           6.1.3 Changes in Capitalization......................................................... 19
     6.2   No Sale or Transfers.................................................................... 19

ARTICLE VIIADDITIONAL AGREEMENTS................................................................... 19
     7.1   Expenses................................................................................ 19
     7.2   Publicity............................................................................... 19
     7.3   Designation of Company Employees........................................................ 19
           7.3.1 Designation....................................................................... 19
           7.3.2 Other Employees................................................................... 20
     7.4   Update of Schedules..................................................................... 20
     7.5   HSR Act................................................................................. 20

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ARTICLE VIIICERTAIN AGREEMENTS OF SDI.............................................................. 21
     8.1   Conduct of Business, Other Matters...................................................... 21
           8.1.1 Conduct of Business............................................................... 21
           8.1.2 Dividends, etc.................................................................... 21
           8.1.3 Sale of Assets; Mergers........................................................... 21
           8.1.4 Acquisition of Assets............................................................. 21
           8.1.5 No Amendments or Plan Contributions............................................... 21
           8.1.6 Compensation...................................................................... 21
           8.1.7 No Agreements to Breach Covenants................................................. 21
           8.1.8 Access to Information and Premises................................................ 21
     8.2   Injunctions............................................................................. 22
     8.3   Conditions.............................................................................. 22
     8.4   Notice.................................................................................. 22
     8.5   DR Holdco............................................................................... 22
     8.6   Environmental Remediation Costs......................................................... 22
     8.7   Access to Records....................................................................... 23

ARTICLE IXAGREEMENTS OF BUYER...................................................................... 23
     9.1   Employee Benefit Plans.................................................................. 23
           9.1.1 Termination of Participation...................................................... 24
           9.1.2 COBRA............................................................................. 24
           9.1.3 Full Vesting...................................................................... 24
           9.1.4 No Third Party Beneficiary Rights................................................. 24
     9.2   Certain Covenants of Buyer.............................................................. 24
           9.2.1 Conditions........................................................................ 24
           9.2.2 Notice............................................................................ 24
           9.2.3 Confidentiality................................................................... 24
           9.2.4 Access to Records................................................................. 24
     9.3   Tax Returns............................................................................. 25
     9.4   Injunctions............................................................................. 25
     9.5   Registration of the Hologic Shares...................................................... 25
           9.5.1 Required Registration............................................................. 25
           9.5.2 Piggyback Registration............................................................ 25
           9.5.3 Expenses.......................................................................... 30
           9.5.4 Indemnification with Respect to Registration...................................... 30
     9.6   Price Guarantees........................................................................ 31
           9.6.1 Call During the Guarantee Period.................................................. 31
           9.6.2 Call at the End of the Guarantee Period........................................... 32
           9.6.3 Sale of Hologic Shares prior to and during the Guarantee Period;
           Reporting and Accounting................................................................ 32
           9.6.4 Early Expiration of Price Guarantee............................................... 33
     9.7   Non-Transferable Rights................................................................. 33
     9.8   Certain Agreements...................................................................... 33

ARTICLE XCONDITIONS................................................................................ 34
    10.1   Conditions to Obligations of Buyer...................................................... 34
           10.1.1 No Order or Injunction........................................................... 34
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           10.1.2 Representations and Warranties................................................... 34
           10.1.3 Performance of Covenants......................................................... 34
           10.1.4 Documentation.................................................................... 34
           10.1.5 Stock Certificates and Stock Powers.............................................. 34
           10.1.6 Series A Preferred Stock......................................................... 34
           10.1.7 Sale of Real Property............................................................ 35
           10.1.8 Environmental Remediation Costs.................................................. 35
           10.1.9 Scheduled Agreements............................................................. 35
           10.1.10 HSR............................................................................. 35
      10.2 Conditions to Obligations of SDI andPermitted Transferee................................ 35
           10.2.1 No Order or Injunction........................................................... 35
           10.2.2 Representations and Warranties................................................... 35
           10.2.3 Performance of Covenants......................................................... 35
           10.2.4 Documentation.................................................................... 35
           10.2.5 Funding of Purchase.............................................................. 36
           10.2.6 Series A Preferred Stock......................................................... 36
           10.2.7 Sale of Real Property............................................................ 36
           10.2.8 Environmental Remediation Costs.................................................. 36
           10.2.9 Scheduled Agreements............................................................. 36
           10.2.10 HSR............................................................................. 36

ARTICLE XITERMINATION, AMENDMENTS AND WAIVER....................................................... 36
     11.1  Termination............................................................................. 36
           11.1.1 By Mutual Consent................................................................ 36
           11.1.2 At Option of Buyer or SDI or thePermitted Transferee............................. 36
           11.1.3 Environmental Costs.............................................................. 37
     11.2  Effect of Termination................................................................... 37
     11.3  Amendments.............................................................................. 37
     11.4  Waivers................................................................................. 37

ARTICLE XIIGENERAL PROVISIONS...................................................................... 37
     12.1  Notices................................................................................. 37
     12.2  Entire Agreement........................................................................ 38
     12.3  No Post-Closing or Post-Termination Liability........................................... 38
     12.4  Rules of Construction................................................................... 38
     12.5  No Recourse............................................................................. 39
     12.6  Confirmatory Agreement, Release and Assumption.......................................... 39

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                         LIST OF ANNEXES AND SCHEDULES


                                    ANNEXES
                                    -------



 Annex                               Name
 -----                               ----


Annex I           Ownership of DR Holdco Stock and Company Stock

Annex II          Documentation To Be Delivered to SDI or the Permitted
                  Transferee

Annex III         Documentation To Be Delivered to Buyer


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                                   SCHEDULES
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                   Schedule                                      Name
                   --------                                      ----
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Schedule 1.1                                  Scheduled Agreements
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Schedule 3.1.5                                Conflicts or Consents
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Schedule 3.1.6                                Brokerage Arrangements
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Schedule 4.5                                  No Conflicts or Consents
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Schedule 4.6.2                                Financial Statements and Related Matters
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Schedule 4.7.2                                Litigation
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Schedule 4.8                                  Title to and Condition of Tangible Assets
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Schedule 4.9.2                                Defaults Under Scheduled Agreements
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Schedule 4.10.1                               Reports and Payments
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Schedule 4.12.2                               Claims
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Schedule 4.16                                 Environmental Matters
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Schedule 7.3                                  Designated Employees
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Schedule 8.1                                  Conduct of Business, Other Matters
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Schedule 9.5.2.1                              Buyer's Existing Piggyback Registration Rights
                                              Agreements
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                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of this 28th day of April, 1999 by and between Hologic, Inc., a Delaware corporation ("Buyer") and Sterling Diagnostic Imaging, Inc., a Delaware corporation ("SDI").

                             W I T N E S S E T H:

     WHEREAS, SDI is the owner of that number of issued and outstanding shares of capital stock of Direct Radiography Corp., a Delaware corporation (the "Company"), set forth on Annex I; and

     WHEREAS, SDI is the owner of all of the issued and outstanding shares of capital stock of DRC Holding Corp., a Delaware corporation ("DR Holdco"), as set forth on Annex I; and

     WHEREAS, it is the intent of the parties hereto that, subject to the terms and conditions hereof, at the Closing (as defined below) SDI or the Permitted Transferee (as defined below) will hold of record and beneficially all of the issued and outstanding capital stock of DR Holdco (the "DR Holdco Stock") and that DR Holdco will hold of record and beneficially all of the issued and outstanding shares of capital stock of the Company (the "Company Stock") and that all of the issued and outstanding shares of DR Holdco Stock will be sold by SDI or the Permitted Transferee to Buyer at the Closing.

     NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained in this Agreement, and intending to be legally bound, Buyer and SDI agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     I.1  Certain Defined Terms.
          ---------------------

          I.1.1  Application.  For purposes of this Agreement, the following
                 -----------
terms shall have the following meanings. Capitalized terms used in the Annexes and Schedules hereto and all documents executed pursuant to this Agreement without definition shall also have the following meanings.

          (i) "Affiliate" shall mean, with reference to any specified Person, any other Person which Controls, is Controlled By or Under Common Control With such specified Person.

          (ii) "Affiliate Agreement" shall mean each Business Agreement between the Company and any Affiliate of the Company pursuant to which the Company is obligated to make annual payments aggregating more than $25,000 to such Affiliate and which is not terminable by the Company without penalty on notice of 90 days or less.


         (iii) "Agreement" shall mean this Agreement, as it may be amended from time to time.

          (iv) "Aggregate Market Value of the Eligible Hologic Shares" shall mean the amount obtained by multiplying (i) the aggregate number of Eligible Hologic Shares held by the Eligible Hologic Stockholders as of the close of business on the last day of the Guarantee Period by (ii) the average closing price of Buyer's common stock as reported by the NASDAQ National Market for the 20 consecutive trading days ending on the last trading day of the Guarantee Period.

          (v) "Business Agreement" shall mean any evidence of indebtedness, indenture, deed of trust, security agreement, lease, license, permit, franchise, note, contract or agreement of any kind to which the Company is a party or by which it or any of its assets are bound and which is currently in effect and with any obligations thereunder of any party thereto still to be performed.

         (vi) "Buyer" shall mean Hologic, Inc. and its permitted successors and assigns.

        (vii) "Buyer Related Documents" shall have the meaning ascribed to such term in Section 5.2.

       (viii) "Capital Commitment Agreement" shall mean each binding commitment of the Company currently in effect imposing any obligations on the Company to make any capital or maintenance expenditure in the future exceeding $100,000.

         (ix) "Capitalized Lease Obligations" shall mean capitalized lease obligations as determined in accordance with GAAP.

          (x) "Closing" shall have the meaning ascribed to such term in
Section 2.3.1.

         (xi) "Closing Date" shall have the meaning ascribed to such term in Section 2.3.1.

         (xii) "COBRA" shall mean the Consolidated Budget Reconciliation Act of 1985, as amended.

        (xiii) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         (xiv) "Commercial Agreement" shall mean each Business Agreement to which the Company is a party involving the receipt or expenditure of $50,000 or more over the term thereof and not terminable by the Company without penalty on notice of 90 days or less, other than any Affiliate Agreement, Debt Agreement, Deposit Agreement, Capital Commitment Agreement or Employment Agreement.

          (xv) "Commission" shall mean the Securities and Exchange Commission and any successor agency.

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         (xvi)  "Company" shall mean Direct Radiography Corp., a Delaware corporation.
        (xvii) "Company Common Stock" shall have the meaning ascribed to such term in Section 4.3.

       (xviii) "Company Disclosed Information" shall mean all information respecting DR Holdco or the Company or their respective assets, liabilities, financial condition, results of operations, properties, employees, contracts, cash flows, business operations, prospects, employee benefit plans, litigation, claims or other matters relating to DR Holdco or the Company (a) known to Buyer or any of its representatives on or prior to the date hereof; (b) disclosed in any document or instrument delivered to or made available to Buyer or any of its representatives in the Company's data room or otherwise prior to the date hereof; or (c) disclosed or referred to in any of the Company Financial Statements or the Current Financial Statements or in any Schedule attached to this Agreement.

         (xix) "Common Equity Securities" shall mean common stock of Buyer, any option, warrant or right to subscribe for, acquire or purchase common stock of Buyer (whether or not currently exercisable), and any security convertible into or exchangeable for common stock of Buyer (whether or not currently convertible or exchangeable).

          (xx) "Company Financial Statements" shall mean the audited financial statements of the Company for the fiscal years ended December 31, 1997 and December 31, 1998, together with the related notes and schedules thereto and the Current Financial Statements.

         (xxi) "Company Preferred Stock" shall have the meaning ascribed to such term in Section 4.3.

        (xxii) "Company Stock" shall have the meaning ascribed to such term in the third "Whereas" clause of this Agreement.

       (xxiii) "Control" (including, with correlative meanings, the terms "Controlling", "Controlled By" and "Under Common Control With") shall mean, with respect to any specified Person, the possession by another Person, directly or indirectly, of the power to direct or cause the direction of management or policies of such specified Person, whether through ownership of voting interests, by agreement or otherwise.

        (xxiv) "Controlled Group" shall mean the Company, any subsidiary of the Company and any other entity which, together with the Company or any subsidiary of the Company constitutes a single employer within the meaning of
Section 414 of the Code.

         (xxv) "Current Financial Statements" shall mean the unaudited financial statements of the Company as of and for the three month period ended April 2, 1999 and the related notes and schedules thereto.

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        (xxvi)  "Debt Agreement" shall mean each Business Agreement (including any indenture, note, mortgage, deed of trust, guaranty, letter of credit bond, financial assurance or evidence of indebtedness, or financing lease) to which the Company is a party relating to, evidencing or securing any Indebtedness in excess of $50,000.

       (xxvii) "Deposit Agreement" shall mean each power of attorney, safety deposit box or lock box agreement and bank or brokerage account agreement currently in effect of the Company.

      (xxviii) "Designated Employees" shall have the meaning ascribed to such term in Section 7.3.1.

        (xxix) "DR Holdco" shall mean DRC Holding Corp., a Delaware corporation.

         (xxx) "DR Holdco Stock" shall have the meaning ascribed to such term in the third "Whereas" clause of this Agreement.

        (xxxi) "DuPont" shall mean E. I. du Pont de Nemours and Company, a Delaware corporation.

       (xxxii) "DuPont Share Transfer" means the transfer by SDI or the Permitted Transferee of Eligible Hologic Shares to DuPont on or within 30 days after the Closing Date.

      (xxxiii)  "Eligible Hologic Shares" shall mean all of the Hologic
Shares issued to SDI or the Permitted Transferee at the Closing or transferred by SDI or the Permitted Transferee to DuPont in the DuPont Share Transfer, if any (adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits or other similar changes in Buyer's capitalization), excluding (a) any Hologic Shares which are sold or transferred in a transaction which is not an arms-length transaction; provided that Hologic Shares transferred by SDI or the Permitted Transferee to DuPont in the DuPont Share Transfer, if any, shall be Eligible Hologic Shares unless subsequently sold or transferred by DuPont in a transaction which is not an arms-length transaction; and provided further, that any sale of Hologic Shares at a price which could be obtained on the market on which shares of Buyer's common stock are traded at the time of such sale shall be deemed an arm's length transaction, (b) those Hologic Shares sold or transferred by SDI or the Permitted Transferee prior to the commencement of the Guarantee Period (other than the DuPont Share Transfer, if any) or sold or transferred by DuPont prior to the commencement of the Guarantee Period, (c) as to Hologic Shares originally issued to SDI or the Permitted Transferee, that number of Hologic Shares, if any, sold or transferred by SDI or the Permitted Transferee during the period from the commencement of the Guarantee Period to the first anniversary date of the Closing which exceeds 25% of the total number of Hologic Shares held by SDI or the Permitted Tranferee immediately after the DuPont Share Transfer, if any, or, if no DuPont Share Transfer occurs, the total number of Hologic Shares issued to SDI or the Permitted Transferee at the Closing, and (d) as to Hologic Shares transferred to DuPont in the DuPont Share Transfer, if any, the number of Hologic Shares, if any, sold or transferred by DuPont during the period from the commencement of the Guarantee Period to the first anniversary date of the Closing which exceeds 25% of the total number of Hologic Shares received by DuPont in the DuPont Share Transfer, if any.

      (xxxiv) "Eligible Hologic Stockholders" shall mean SDI or the Permitted Transferee and DuPont.

       (xxxv) "Employment Agreement" shall mean each written employment agreement currently in effect between the Company and any of its employees.

      (xxxvi) "Environmental Consultant" shall have the meaning ascribed to such term in Section 8.6.

     (xxxvii) "Environmental Law" shall mean any applicable federal, state, local, municipal or foreign law, rule, regulation, order, Environmental Permit, approval, decision, decree or ordinance having the force of law, and all common and civil laws, related to Environmental Matters.

    (xxxviii) "Environmental Matters" shall mean (a) pollution or destruction of, or loss of or injury to or any adverse effect upon, the environment, (b) the protection, cleanup or restoration of, or removal, remediation or mitigation of conditions affecting, the environment, (c) the release, discharge, emission, generation, handling, transportation, use, treatment, storage or disposal of any Hazardous Substance, (d) the regulation of the manufacture, processing, distribution or use, for commercial purposes, of chemical substances or radioactive materials, by-products or waste and (e) safety and matters relating to health of employees, contractors and other Persons.

      (xxxix) "Environmental Permit" shall mean any permit, authorization, license, registration or approval issued or granted by any Governmental Agency necessary for the operation of the businesses of the Company or the ownership or operation of its properties in compliance with Environmental Law.

         (xl) "Environmental Remediation Costs" shall mean the estimated costs of remediation or cleanup of environmental conditions at the Real Property or otherwise for which the Company is responsible and which are required to be expended under current Environmental Law, not exceeding the lesser of (a) the discounted present value of the sum of the estimated costs or estimated maximum costs of each matter, if any, identified by the Environmental Consultant in its opinion and report delivered by the Environmental Consultant pursuant to Section
8.6 or (b) the amount claimed as Environmental Remediation Costs by Buyer by written notice to SDI or the Permitted Transferee as provided in Section 8.6.

        (xli) "Equity Rights" shall mean with respect to a Person other than an individual any capital stock, convertible or exchangeable securities, subscriptions, calls, options, warrants, rights (contractual or arising by operation of law, including, without limitation, rights of first refusal and preemptive rights), or other agreements or commitments of any character relating to the issuance, purchase, other acquisition or voting of any shares of the capital stock of, or other equity or ownership interest in, such Person.

       (xlii)  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

      (xliii) "Film Credits" shall have the meaning ascribed to such term in Section 4.9.3.

       (xliv) "GAAP" shall mean United States generally accepted accounting principles consistently applied.

        (xlv) "Governmental Agency" shall mean any governmental, judicial, administrative or regulatory authority of the United States or of any state, local or foreign government or any subdivision thereof.

       (xlvi) "Guarantee Period" shall mean the period commencing on the date which is six months after the Closing Date and ending on the later of (a) third anniversary of the Closing Date, or (b) 30 days after the distribution of any supplement or amendment to a prospectus which has been delayed under Section 9.5.2.3(i)(e).

      (xlvii) "Hazardous Substance" shall mean any "hazardous substance" or "pollutant or contaminant" as defined under, and any other substances regulated under, any applicable Environmental Law, including petroleum or petroleum products, and any other substance considered or alleged to be toxic, hazardous or a potential threat to human health or the environment under any Environmental Law.

     (xlviii) "Hologic Shares" shall mean 2,500,000 shares of Buyer's common stock, $.01 par value, to be issued by Buyer as part of the SDI Purchase Price.

       (xlix) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          (l) "Indebtedness" shall mean the indebtedness for borrowed money or Capitalized Lease Obligations of the Company.

         (li) "Intellectual Property" shall mean trademarks, trade names, licenses (including software licenses), service marks, patents, patent applications, inventions, trade secrets and copyrights owned by or licensed by the Company and used in connection with its business.

        (lii) "Law" shall mean any order, writ, injunction, decree, judgment, ruling, arbitration award, law (including fiduciary or trust law), statute or rule or regulation of any Governmental Agency.

       (liii) "Lien" shall mean any lien, security interest, charge, claim, option, preferential right of purchase as to tangible property other than inventory, restriction, encumbrance, legend or rights of any third party of any kind (except for restrictions or legends under applicable securities laws and, as to the Company Stock, restrictions under existing buy-sell or rights of first refusal agreements which will be terminated prior to the Closing).

        (liv) "Litigation" shall mean any action, suit, claim, proceeding, investigation or inquiry by or before any Governmental Agency or arbitrator.

         (lv) "Material Adverse Effect"shall mean any effect, change, development, circumstance or state of facts which, taken together, is or could reasonably be expected to be both material and adverse with respect to the assets, properties, business, results of operations or financial condition of the a Person or which would, or could reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated hereby or impair a Person's ability to perform its obligations under this Agreement; provided, however, that any adverse change or changes in the assets, properties, business, results of operations or financial condition of the Company attributable principally to (i) general economic conditions, (ii) local, regional, national or international conditions generally affecting companies in the industry in which the Company operates, (iii) acts of Buyer or any direct or indirect parent or Affiliate of Buyer (other than acts taken pursuant to or to enforce this Agreement) or (iv) a decline in revenue with respect to the Company's products or services resulting from the announcement or disclosure of this Agreement or the Parent Agreement shall not be deemed to constitute a Material Adverse Effect with respect to the Company; and provided further, that a Material Adverse Effect shall not include a change in any law, rule, or regulation or generally accepted accounting principles.

        (lvi) "Minimum DuPont Net Proceeds Amount" shall mean the amount obtained by multiplying $20,000,000 by a fraction, the numerator of which shall be the number of Eligible Hologic Shares held by DuPont immediately after the DuPont Share Transfer, if any, and the denominator of which shall be the number of Hologic Shares issued to SDI or the Permitted Transferee at the Closing (adjusted to reflect any stock dividends, stock splits, reverse stock splits or other similar changes in Buyer's capitalization following the Closing).

       (lvii) "Minimum SDI Net Proceeds Amount" shall mean the amount obtained by multiplying $20,000,000 by a fraction, the numerator of which shall be the number of Eligible Hologic Shares held by SDI or the Permitted Transferee immediately after the DuPont Share Transfer, if any, or if no DuPont Share Transfer is made, immediately after the Closing, and the denominator of which shall be the number of Hologic Shares issued to SDI or the Permitted Transferee at the Closing (adjusted to reflect any stock dividends, stock splits, reverse stock splits or other similar changes in Buyer's capitalization following the Closing).

      (lviii) "Net Proceeds to DuPont" shall mean the aggregate of any and all consideration received directly or indirectly by DuPont upon the sale or transfer of any Eligible Hologic Shares transferred to it in the DuPont Share Transfer, if any, net of any commissions or underwriting discounts, but including, without limitation, the fair market value of any securities or other property or rights received upon any such sale or transfer.

        (lix) "Net Proceeds to SDI" shall mean the aggregate of any and all consideration received directly or indirectly by SDI or the Permitted Transferee upon the sale or transfer of any Eligible Hologic Shares (other than the DuPont Share Transfer, if any), net of any commissions or underwriting discounts, but including, without limitation, the fair market value of any securities or other property or rights received upon any such sale or transfer.

         (lx) "NLRB" shall mean the National Labor Relations Board.

        (lxi) "Parent Agreement" shall mean the Agreement and Plan of Merger dated as of January 10, 1999, by and among SDI Holding Corp., a Delaware corporation and the indirect parent of the Company, and the other parties thereto

       (lxii) "Permitted Liens" shall mean (a) UCC financing statements filed in connection with leases of office equipment entered into in the normal course of business to the extent otherwise constituting Liens; (b) minor imperfections of title, if any, which do not materially detract from the value, impair the marketability or impair the use or operation of the property subject thereto, (c) Liens for current Taxes, assessments and other governmental charges not yet due, or which may thereafter be paid without penalty, or which are being contested in good faith by the Company, (d) mechanics', carriers', repairmen's or other like Liens arising in the ordinary course of business; and (e) Liens granted in connection with Debt Agreements.

       (lxiii) "Permitted Transferee" shall mean SDI Investments, L.L.C., a Delaware limited liability company.

        (lxiv) "Person" shall mean an individual, corporation, partnership, joint venture, group, firm, trust, foundation, limited liability company, Governmental Agency or other entity.

         (lxv) "Piggyback Notice" shall have the meaning ascribed to such term in Section 9.5.2.

        (lxvi) "Piggyback Registration" shall have the meaning ascribed to such term in Section 9.5.2.

       (lxvii) "Plan" shall mean each "employee benefit plan" (within the meaning of section 3(3) of ERISA) and each stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans or written agreements or policies, whether or not subject to ERISA, under which any employee or former employee of the Company, or any employee or former employee of SDI currently or previously assigned to the Company, has any present or future right to any material benefits or under which the Company has any material liability for present or future payments or benefits.

      (lxviii) "Qualified Holder" shall have the meaning ascribed to such term in Section 9.5.2.

        (lxix) "Qualified Registration" shall mean a registration statement of Buyer under the Securities Act in connection with an underwritten public offering of Common Equity Securities.

         (lxx) "Real Property" shall mean the real property to be sold pursuant to that certain Contract of Sale of even date herewith by and between Glasgow Land Company, L.L.C. and Buyer.

        (lxxi) "Registration Statement" shall have the meaning ascribed to such term in Section 9.5.1.

       (lxxii) "Return" shall mean any material federal, state, local or foreign report, estimate, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any material Taxes, including any material information return or report with respect to backup withholding or other payments to third parties.

      (lxxiii) "Scheduled Agreements" shall mean the Affiliate Agreements, the Commercial Agreements, the Debt Agreements, the Deposit Agreements, the Capital Commitment Agreements and the Employment Agreements listed and disclosed on Schedule 1.1.

       (lxxiv) "SDI" shall mean Sterling Diagnostic Imaging, Inc. and its successors and assigns.

        (lxxv) "SDI Purchase Price" shall mean (a) the cash amount of $1,500,000, plus (b) the Hologic Shares.

       (lxxvi) "Securities Act" shall mean the federal Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      (lxxvii) "Series A Preferred Stock" shall have the meaning ascribed to such term in Section 4.3.

     (lxxviii) "Taxes" shall mean all material taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, including without limitation income, gross receipts, excise, real or personal property, sales, occupation, use, service, service use, leasing, leasing use, environmental, value added, transfer, payroll and franchise taxes (and including any interest, penalties or additions to tax attributable to or imposed on or with respect to any such assessment).

       (lxxix) "Unestimated Environmental Costs" shall have the meaning ascribed to such term in Section 8.6.


                                  ARTICLE II
                               PURCHASE AND SALE

     II.1  Sale of DR Holdco Stock.  Upon the terms and conditions set forth
           -----------------------
in this Agreement, SDI or the Permitted Transferee agrees to sell or cause to be sold to Buyer at the Closing, and Buyer agrees to purchase from SDI or the Permitted Transferee at the Closing, all of the DR Holdco Stock.

     II.2  Purchase Price.  The purchase price for the DR Holdco Stock being
           --------------
sold by SDI or the Permitted Transferee to Buyer at the Closing shall be the SDI Purchase Price; provided, however, that the SDI Purchase Price shall be adjusted, and the $1,500,000 cash portion of the SDI Purchase Price shall be reduced on a dollar-for-dollar basis (i) by the amount of the repurchase or redemption price paid by the Company for any of its shares of Series A Preferred Stock if prior to the Closing Date the Company repurchases or redeems any of its Series A Preferred Stock pursuant to Section 10.1.6 hereof, but no such adjustment or reduction shall occur in the event such Series A Preferred Stock is acquired by SDI or the Permitted Transferee and contributed to the capital of DR Holdco or the Company or such Series A Preferred

Stock is acquired by the Company solely with cash contributed by SDI or the Permitted Transferee to the Company (through DR Holdco or otherwise) for such purpose after the date hereof; and (ii) either (a) if the Environmental Remediation Costs, if any, are more than $50,000, and not more than $250,000 and there are no Unestimated Environmental Costs asserted by Buyer pursuant to
Section 8.6, by the amount of the Environmental Remediation Costs in excess of $50,000, or (b) if the Environmental Remediation Costs, if any, are more than $250,000 or Unestimated Environmental Costs are asserted by Buyer pursuant to
Section 8.6, by the amount, if any, agreed to by SDI or the Permitted Transferee and Buyer as provided in Section 8.6.

     II.3  Closing.
           -------

          II.3.1  Closing and Closing Date.  The Closing (the "Closing") of
                  ------------------------
the purchase and sale of the DR Holdco Stock to be purchased and sold at the Closing will be held at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana Street, Suite 2900, Houston, Texas, commencing at 9:00 a.m. central daylight time on the second business day after the first to occur of (i) the occurrence of the closing under the Parent Agreement, or (ii) the termination of the Parent Agreement, or such other date as may be agreed to by Buyer and SDI or the Permitted Transferee (the "Closing Date"), at which time representatives of Buyer and SDI or the Permitted Transferee shall meet for the purpose of delivering the documents and consideration described in this Article II and
Article X and, subject to the satisfaction or waiver of each of the conditions set forth in Article X, causing such purchase and sale to occur. At the Closing, SDI or the Permitted Transferee shall deliver to Buyer stock certificates representing the DR Holdco Stock held by it with duly executed stock powers attached, and in proper form for transfer on the stock records of DR Holdco.

          II.3.2  Payments at Closing.  On the Closing Date, Buyer will pay,
                  -------------------
by wire transfer of immediately available funds to the account designated by SDI or the Permitted Transferee, if any, at least five days prior to the Closing Date, the $1,500,000 cash portion of the SDI Purchase Price (as the same may be adjusted pursuant to Section 2.2) and shall deliver to SDI or the Permitted Transferee stock certificates representing the Hologic Shares included in the SDI Purchase Price, registered in the name of SDI or the Permitted Transferee. It is agreed by the parties that no amount shall be required to be withheld from any payment made under this Section 2.3.2 to SDI or the Permitted Transferee, if any, so long as SDI or the Permitted Transferee, if any, provides to Buyer a properly completed Internal Revenue Service Form W-9 or Substitute Form W-9 or if SDI or the Permitted Transferee, if any, is otherwise exempt from federal income tax backup withholding and provided adequate proof thereof.


                                  ARTICLE III
          SEVERAL REPRESENTATIONS AND WARRANTIES OF SDI REGARDING SDI

     SDI hereby represents and warrants to Buyer as follows:

     III.1  Organization, General Authority and Qualification.
            -------------------------------------------------

          III.1.1  Entities.  SDI is duly organized, validly existing and in
                   --------
good standing under the laws of its jurisdiction of organization or incorporation, with full power and authority to own the assets owned by it and to sell and lease the assets owned and leased by it, and to carry on the business or activities in which it is now engaged.

          III.1.2  Ownership of Stock.  SDI holds of record and beneficially
                   ------------------
and is the sole registered and beneficial owner of the DR Holdco Stock set forth beside its name on Annex I to this Agreement, free and clear of all Liens. Either SDI or the Permitted Transferee will have immediately prior to the Closing the full and exclusive right, power and authority to sell and transfer to Buyer as provided in this Agreement all of the issued and outstanding shares of the DR Holdco Stock, free and clear of all Liens, and, upon delivery of such DR Holdco Stock to Buyer at the Closing, Buyer will have good and valid title to such DR Holdco Stock, free and clear of all Liens.

          III.1.3  Ownership of Company Stock.  DR Holdco will have
                   --------------------------
immediately prior to the Closing good and valid title to all of the issued and outstanding shares of the Company Stock.

          III.1.4  Authority.    SDI has the right, power, legal capacity and
                   ---------
authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated in this Agreement; the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly and validly authorized by all necessary actions on its part; and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors rights and except as limited by equitable principles.

          III.1.5  No Conflicts or Consents.    Except for the Scheduled
                   ------------------------
Agreements, the filings, notices and reports referred to in Section 7.5 and the matters disclosed in Schedule 3.1.5, neither the execution, delivery or performance by SDI of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in a breach of any provision of its charter, by-laws or other organizational document; (ii) violate or breach, constitute an event of default under, or otherwise conflict with any evidence of indebtedness, contract or other agreement to which it is a party or by which it or any of its assets are bound; (iii) violate any Law applicable to it; or (iv) require it to obtain any consent, order, authorization or other action of, or to give notice to, or make any declaration, filing or registration with, any third party or Governmental Agency (including any court order).

          III.1.6  Brokerage Arrangements.  Except with regard to the
                   ----------------------
arrangement between the Company and Bear Stearns and Co. and except as disclosed in Schedule 3.1.6, neither SDI nor any of its Affiliates has entered (directly or indirectly) into any agreement with any Person that would obligate Buyer, DR Holdco or the Company to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.


                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF SDI REGARDING
                           DR HOLDCO AND THE COMPANY

     SDI hereby represents and warrants to Buyer as follows:

     IV.1  Due Incorporation, Etc.  Each of DR Holdco and the Company is a
           ----------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all such corporate power and authority to own, operate, sell and lease its properties and to carry on its business as it is now being conducted. The Company Disclosed Information includes true and accurate copies of the certificates of incorporation and bylaws of DR Holdco and the Company and all amendments to each of such documents.

     IV.2  Qualification as Foreign Corporation.  DR Holdco is not licensed or
           ------------------------------------
qualified to do business as a foreign corporation in any jurisdiction. The Company is currently duly licensed or qualified to do business as a foreign corporation and is in good standing in the States of North Carolina and South Carolina.

     IV.3  Capital Stock of DR Holdco and the Company.  The authorized capital
           ------------------------------------------
stock of DR Holdco consists solely of 10,000 shares of Common Stock, par value $.01 per share, and as of the date hereof 1,000 shares of such Common Stock are issued and outstanding, and no such shares of Common Stock are held in treasury. All of the issued and outstanding shares of Common Stock of DR Holdco are duly authorized, validly issued, fully paid and nonassessable and as of the date hereof are held beneficially of record by SDI. Except as set forth above, DR Holdco does not have any other shares of its capital stock issued or outstanding and DR Holdco does not have any other outstanding Equity Rights. The authorized capital stock of the Company consists solely of 2,000 shares of Common Stock, par value $.01 per share ("Company Common Stock") and 1,500,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock") As of the date hereof 1,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock, designated as Series A Preferred Stock ("Series A Preferred Stock"), are issued and outstanding, and no shares of Company Common Stock and no shares of Series A Preferred Stock are held in treasury. All of the issued and outstanding shares of Company Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. The Persons listed on Annex I to this Agreement are all of the holders of record of issued and outstanding Company Stock as of the date hereof. Except as set forth above, the Company does not have any other shares of its capital stock issued or outstanding and except for the Stock Related Agreements listed under Subsection I of Section II of Schedule 1.1 and except for obligations of the parent corporation of SDI to cause SDI to transfer Company Common Stock to the Permitted Transferee or DR Holdco prior to the closing under the Parent Agreement, the Company does not have any other outstanding Equity Rights.

     IV.4  Absence of Subsidiaries. DR Holdco owns no equity interest in any
           -----------------------
Person and as of the Closing Date will own no equity interest in any Person other than the Company. The Company owns no equity interest in any other Person.

     IV.5  No Conflicts or Consents.  Except for the Scheduled Agreements, the
           ------------------------
filings, notices and reports referred to in Section 7.5 and the matters disclosed in Schedule 4.5, and assuming the accuracy of Buyer's representations and warranties in this Agreement, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated thereby will:

          IV.5.1  Charter Documents.  Conflict with or result in a breach of
                  -----------------
any provision of the Certificate of Incorporation or Bylaws of DR Holdco or the Company;

          IV.5.2  Agreements.  Violate  or  breach, constitute an event of
                  ----------
default or unmatured event of default under, or otherwise conflict with any Scheduled Agreement, or result in the creation of any Lien upon any asset of DR Holdco or the Company;

          IV.5.3  Laws.  Violate any Law or any private arbitration award
                  ----
applicable to DR Holdco or the Company  or by which it or its assets are bound;
or

          IV.5.4  Governmental Agencies.  Except as disclosed in the Company
                  ---------------------
Disclosed Information and except for Environmental Permits which are exclusively addressed in Section 4.16, require any consent, authorization or other order or action of, or notice to, or declaration, filing or registration with, any third party or any Governmental Agency.

     IV.6  Financial Statements and Related Matters.
           ----------------------------------------

          IV.6.1  Financial Statements.  The Company Financial Statements
                  --------------------
present fairly the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position and cash flows for the periods then ended, in accordance with GAAP in all material respects.

          IV.6.2  Undisclosed Liabilities; Absence of Certain Changes.  Except
                  ---------------------------------------------------
as disclosed in Schedule 4.6.2, the Company had no assets or liabilities as of April 2, 1999 required under GAAP to be reflected in the Current Financial Statements which were not so reflected. Since March 31, 1999, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, and has made both a required deposit of approximately $500,000 to Fischer Imaging Corporation with respect to certain inventory and a required payment of approximately $300,000 to LG LCD Inc. for certain non-recurring engineering services. Since April 2, 1999, there has not been (i) any change in the financial condition, results of operations, assets, business or operations of the Company which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company, (ii) any condition, event or occurrence which, individually or in the aggregate, would have a Material Adverse Effect on the Company, (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (iv) any material change by the Company in its accounting methods, principles or practices, (v) any revaluation by the Company of any of its material assets, including but not limited to writing down the value of inventory to any material extent or writing off material notes or accounts receivable other than in the ordinary course of business, (vi) except for the Scheduled Agreements, any entry into any material agreement or commitment, or any amendment of any existing material agreement or commitment which is not subject to termination or cancellation by the Company without penalty, default or breach on 30 days notice, (vii) any entry outside the ordinary course of business by the Company into any commitments or transactions material, individually or in the aggregate, to the Company, or
(viii) any increase in, establishment of or amendment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or key employees of the Company, except for increases in compensation in the ordinary course of business consistent with past practice, or, any entry into, or amendment of, any employment, consulting or severance agreement or arrangement with any such present or former directors, officers or key employees.

          IV.6.3  DR Holdco.  DR Holdco is a newly-formed corporation formed
                  ---------
solely for the purpose of holding the outstanding Company Common Stock and an account receivable owed to it by the Company and as of the Closing Date will have no other assets, no liabilities, no employees, no Plans, no contractual obligations and will not have engaged in any active business.

     IV.7  Compliance With Laws; Litigation.
           --------------------------------

          IV.7.1  Compliance With Laws.  Neither DR Holdco nor the Company nor
                  --------------------
any of their respective properties is in material violation of, and DR Holdco and the Company and their respective properties are in material compliance with, all applicable Laws, other than Environmental Laws, which are exclusively addressed in Section 4.16.

          IV.7.2  Litigation.  Except as disclosed in Schedule 4.7.2, no
                  ----------
Litigation is pending as to which DR Holdco or the Company has been notified or served, or to the actual knowledge of the officers of DR Holdco or the Company is otherwise pending or threatened, to which DR Holdco or the Company is a party or by which any of their respective assets or the Company's business may be bound or affected which involve a claim against DR Holdco or the Company of $75,000 or more which is not insured. No Litigation is pending as to which DR Holdco or the Company has been notified or served, or to the actual knowledge of the officers of DR Holdco or the Company is otherwise pending or threatened, which seeks to prevent the consummation of or otherwise challenges this Agreement or any of the transactions contemplated hereby.

          IV.7.3  Judgments.  Neither DR Holdco nor the Company is a party to
                  ---------
any unsatisfied judgment, ruling, order, decree or arbitration award applicable to its assets or the Company's business.

          IV.7.4  No Condemnation.  No condemnation proceeding has been
                  ---------------
instituted as to which DR Holdco or the Company has been notified or served, and to the actual knowledge of the officers of DR Holdco or the Company no such condemnation proceeding is otherwise pending or threatened, with respect to any property owned by DR Holdco or the Company.

          IV.7.5  Permits.  Except for Environmental Permits which are
                  -------
exclusively addressed in Section 4.16 and except as disclosed in Schedule 4.5, DR Holdco and the Company have obtained, maintained and complied with all permits, authorizations, licenses, registrations, and approvals issued or granted by any Governmental Agency necessary for the operation of the Company's business or the ownership or operation of their respective assets or properties, and all of the same are held in the name of the Company or DR Holdco, and none of which shall expire, terminate, be subject to review or cancellation or be otherwise adversely affected as a consequence of the sale of the DR Holdco Stock to Buyer.

     IV.8  Title To and Condition of Tangible Assets.
           -----------------------------------------

          IV.8.1  Title To Tangible Assets.  Except for Liens under the
                  ------------------------
Scheduled Agreements, and as disclosed in Schedule 4.8, the Company has and will have as of the Closing Date good title to all of its tangible personal property, free and clear of all Liens other than Permitted Liens.

          IV.8.2  Condition of Tangible Assets.  EXCEPT FOR SUCH
                  ----------------------------
REPRESENTATIONS AND WARRANTIES, IF ANY, AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, IS MADE REGARDING THE CONDITION, FITNESS OR SERVICEABILITY OF TANGIBLE PERSONAL ASSETS, INCLUDING, WITHOUT LIMITATION, (A) ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR (B) ANY EXPRESS OR IMPLIED WARRANTY REGARDING THE DESIGN, ENGINEERING, CONSTRUCTION OR CONDITION OF ANY OF THE IMPROVEMENTS LOCATED ON ANY REAL PROPERTY, ANY FIXTURES OR ANY PERSONAL PROPERTY. ALL SUCH ASSETS ARE BEING ACCEPTED BY BUYER "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS."

     IV.9  Certain Agreements.
           ------------------

          IV.9.1  Scheduled Agreements.  True, correct and complete copies of
                  --------------------
the Scheduled Agreements are included in the Company Disclosed Information.

          IV.9.2  Defaults Under Scheduled Agreements.  Except as disclosed in
                  -----------------------------------
Schedule 4.9.2, the Company is not in default under any Scheduled Agreement, except for past due payables of not more than $50,000 in the aggregate, nor to the actual knowledge of the officers of DR Holdco and the Company has any such default been asserted by any other party to any such Scheduled Agreement.
Except as disclosed in Section 4.9.2, to the actual knowledge of the officers of DR Holdco and the Company, no other party to any Scheduled Agreement is in default under such Scheduled Agreement. Except as disclosed in the Company Disclosed Information, neither DR Holdco nor the Company has received any written claim by any other party to any Scheduled Agreement that any such Scheduled Agreement is not its valid and binding obligation.

          IV.9.3  Customer Film Credits.  SDI has granted certain SDI
                  ---------------------
customers "credits" ("Film Credits") based on those customers' x-ray film purchases. These Film Credits were granted by SDI in contemplation of purchases of digital radiography products sold by SDI. Buyer recognizes that these Film Credits were granted by SDI, are the sole property and responsibility of SDI, neither DR Holdco, the Company nor Buyer have any interest in or right to those Film Credits or any obligation with respect thereto and the execution and performance of this Agreement shall not affect the rights of SDI and SDI's customers in and to such Film Credits.

     IV.10  Taxes.
            -----

          IV.10.1  Reports and Payments; Tax Attributes.  Except as disclosed
                   ------------------------------------
in Schedule 4.10.1, as of the Closing Date all Returns required to be filed by or on behalf of the Company relating to Taxes will have been duly filed on a timely basis (including extensions) and such Returns are and will to all material extents be true, complete and correct; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis and no other Taxes will be payable by the Company with respect to items or periods covered by such Returns or with respect to any period prior to the Closing Date, except in each case to the extent of (i) reserves reflected in the Current Financial Statements (including reserves for current Taxes not yet due), (ii) Taxes that have become due (and are not overdue) with respect to periods since the date of the Current Financial Statements, (iii) Taxes that are being contested in good faith as described in the Company Disclosed Information, or (iv) Taxes which are not material to the Company. The reserves for accrued Taxes reflected in the Current Financial Statements are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Company may be liable in its own right, as a withholding agent or as a transferee of the assets of, or successor to, any Person. All payroll Taxes that the Company is required to withhold have been withheld and duly deposited. The aggregate amount of all net operating loss carry forwards of the Company as of the date hereof for federal income Tax purposes is approximately $29 million.

          IV.10.2  Tax Sharing Agreement and Tax Elections.  Except for the
                   ---------------------------------------
tax sharing agreement between the Company and SDI as disclosed in the Company Disclosed Information, the Company is not a party to any tax sharing agreement and has not assumed the Tax liability of any other Person under contract, and the Company is not a party to any safe harbor lease within the meaning of
Section 168(f)(8) of the Internal Revenue Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

     IV.11  Plans.  There are no liabilities, breaches, violations or defaults
            -----
under any Plans sponsored or maintained by SDI which would subject DR Holdco or the Company to any taxes, penalties or other liabilities. Neither DR Holdco nor the Company is a sponsor of any Plan.

     IV.12  Intellectual Property.
            ---------------------

          IV.12.1  Intellectual Property.  The Company Disclosed Information
                   ---------------------
describes all significant Intellectual Property. The Company has sufficient rights in such Intellectual Property so as to permit it to conduct its business and own and operate its properties and assets as currently conducted.

          IV.12.2  Claims.  Except as disclosed in Schedule 4.12.2, to the
                   ------
actual knowledge of the officers of DR Holdco and the Company no significant Intellectual Property infringes on any patent or other significant proprietary right of any Person.

     IV.13  Insurance.  The Company Disclosed Information includes a
            ---------
description of all policies of insurance currently in effect held by or on behalf of or providing coverage for DR Holdco and the Company. All premiums currently due on such policies have been paid. To the actual knowledge of the officers of DR Holdco and the Company, no notice of cancellation or termination prior to the date of any current policy's expiration has been given by the issuer of such policy.

     IV.14  Labor Relations.  Neither DR Holdco nor the Company is a party to
            ---------------
any collective bargaining agreement or other agreement with a labor union. The Company Disclosed Information includes copies of all published personnel policies currently in effect generally applicable to Designated Employees. Each of SDI and the Company has complied in all material respects with applicable Laws relating to the employment of its personnel, including without limitation those relating to wages, hours, unfair labor practices and discrimination. To the actual knowledge of the officers of DR Holdco and the Company, there is no labor strike or organized dispute, slowdown or work stoppage pending or threatened against or affecting the Company. To the actual knowledge of the officers of DR Holdco and the Company, there is no union representation claim or petition pending before the NLRB with respect to Designated Employees. The Company has not experienced any organized work stoppage.

     IV.15  Brokers.  Except as disclosed in Section 3.1.6 of this Agreement
            -------
or in Schedule 3.1.6, neither DR Holdco nor the Company has retained any broker or finder, and no broker or finder has acted on behalf of DR Holdco or the Company in connection with the sale of the DR Holdco Stock, this Agreement, or any of the transactions contemplated hereby.

     IV.16  Environmental Matters.  To the actual knowledge of the officers of
            ---------------------
DR Holdco and the Company, except as disclosed in Schedule 4.16, (i) the Company and its properties, operations and activities are in substantial compliance with all applicable Environmental Laws, (ii) no current or formerly owned or operated property of the Company has been the site of any release of Hazardous Substances while owned or operated by the Company, and (iii) all Environmental Permits required for the ownership or operation of the properties of the Company have been obtained by the Company, are in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions. Except as disclosed in Schedule 4.16, no modification, suspension, recission, relocation or cancellation of any such Environmental Permit is pending or, to the actual knowledge of the officers of DR Holdco and the Company, threatened.

     IV.17  Hologic Stock Representations.  SDI or the Permitted Transferee
            -----------------------------
and DuPont will be acquiring the Hologic Shares for their own accounts for investment and not with a view to the distribution of any of the Hologic Shares in violation of applicable federal or state securities Laws. SDI, the Permitted Transferee and DuPont each is a sophisticated investor capable of evaluating the risks of acquisition of the Hologic Shares. Each of SDI and DuPont is, and any Permitted Transferee will be, an "accredited investor" within the meaning of Rule 501(a)(3) promulgated under the Securities Act.


                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to SDI and the Permitted Transferee that:

     V.1  Due Incorporation, Etc.  Buyer  is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own, operate, sell and lease its properties and to carry on its business as it is now being conducted and to carry out the transactions to be carried out by it as provided for herein.

     V.2  Corporate Power and Authority.  Buyer has the requisite corporate
          -----------------------------
power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Buyer has the requisite corporate power to execute, deliver and perform the other agreements and instruments required to be executed by it pursuant hereto (the "Buyer Related Documents") and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement and the Buyer Related Documents by Buyer and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer. The Buyer Related Documents, when executed and delivered by Buyer, will be duly and validly executed and delivered by Buyer. This Agreement constitutes, and the Buyer Related Documents, when executed and delivered by Buyer will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and except as limited by equitable principles.

     V.3  No Conflicts or Consents.  Except for the filings, notices and
          ------------------------
reports referred to in Section 7.5, neither the execution, delivery or performance of this Agreement or any of the Buyer Related Documents by Buyer, nor the consummation of the transactions contemplated hereby or thereby will:

          V.3.1  Charter Documents.  Conflict with or result in a breach of
                 -----------------
any provision of the certificate of incorporation or bylaws of Buyer;

          V.3.2  Agreements.  Violate  or  breach, constitute an event of
                 ----------
default under, or otherwise conflict with any evidence of indebtedness, contract or other agreement to which Buyer is a party or by which Buyer or any of its assets are bound;

          V.3.3  Laws.  Violate any Law applicable to Buyer; or
                 ----

          V.3.4  Governmental Agencies.  Require any consent, authorization or
                 ---------------------
other action of, or notice to, or declaration, filing or registration with, any third party or any Governmental Agency.

     V.4  Company Stock Representation.  Buyer is acquiring the DR Holdco
          ----------------------------
Stock hereunder for its own account for investment and not with a view to the distribution of any of such DR Holdco Stock in violation of applicable federal or state securities Laws. Buyer is a sophisticated investor capable of evaluating the risks of Buyer's investment in DR Holdco, and Buyer has had access to, and an opportunity to examine, such records and ask such questions of representatives of DR Holdco and the Company as it has deemed necessary for purposes of the execution, delivery and performance by it of this Agreement. Buyer is an "accredited investor" within the meaning of Rule 501(a)(3) promulgated under the Securities Act.

     V.5  Buyer Reports and Financial Statements.  Buyer has previously
          --------------------------------------
furnished to SDI complete and accurate copies, as amended or supplemented, of its (i) Annual Report on Form 10-K for the fiscal year ended September 26, 1998, as filed with the Securities and Exchange Commission, (ii) proxy statements relating to all meetings of its stockholders (whether annual or special) since September 26, 1998 and (iii) all other reports or registration statements filed by Buyer with the Securities and Exchange Commission since September 26, 1998 (such reports, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents filed or required to be filed by Buyer with the Securities and Exchange Commission since September 26, 1998. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered hereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of
1934), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Buyer.

     V.6  Brokerage Arrangements.  Neither Buyer nor any of its affiliated
          ----------------------
corporations has entered (directly or indirectly) into any agreement with any Person that would obligate SDI or the Permitted Transferee or any of their Affiliates to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.


                                 ARTICLE VI
                                 SEVERAL COVENANTS OF SDI

     During the period from the date of this Agreement to the Closing Date or the termination of this Agreement, whichever first occurs, unless otherwise agreed to in writing by Buyer or otherwise provided by this Agreement, SDI agrees that it will:

     VI.1  Voting of Company Stock, Etc.  Not vote nor permit the Permitted
           ----------------------------  -
Transferee to vote its shares of Company Stock or DR Holdco Stock or permit DR Holdco to vote its shares of Company Stock in favor of, or execute or permit the Permitted Transferee or DR Holdco to execute any consent in favor of, any of the following:

          VI.1.1  Amendments.  Any amendment to the Certificate of
                  ----------
Incorporation or By-Laws of DR Holdco or the Company;

          VI.1.2  Mergers, Etc..  Any sale or exchange or other disposition of
                  -------------
all or a substantial portion of the assets of DR Holdco or the Company, taken as a whole, or any merger, consolidation, reorganization, recapitalization, share exchange, dissolution or liquidation involving DR Holdco or the Company, other than any such action necessary to effect the purchase or redemption of the Series A Preferred Stock;

          VI.1.3  Changes in Capitalization.  Any split, combination or
                  -------------------------
reclassification of shares of issued and outstanding capital stock of DR Holdco or the Company, or any other change in the capital structure of DR Holdco or the Company or the granting or issuing of any Equity Rights in DR Holdco or the Company, other than any such action necessary to effect the purchase or redemption of the Series A Preferred Stock;

     VI.2  No Sale or Transfers.  Except (i) for the sale and transfer of the
           --------------------
DR Holdco Stock to Buyer as provided hereby, and (ii) the transfer of DR Holdco Stock to the Permitted Transferee, not transfer, sell or dispose of, directly or indirectly, any interest in the DR Holdco Stock held by it as set forth on Annex I attached hereto or hereafter acquired by SDI or the Permitted Transferee. In addition, SDI shall not transfer any Company Stock held by it to any Person other than DR Holdco nor permit DR Holdco to transfer any Company Stock now owned or hereafter acquired by it.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     VII.1  Expenses.    SDI agrees to pay its own costs and expenses incurred
            --------
by it in connection with this Agreement and the transactions contemplated hereby, the fees and expenses of Bear Stearns and Co. payable by the Company in connection with the transactions contemplated herein and the payments described in Schedule 3.1.6. Buyer agrees to pay the costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby.

     VII.2  Publicity.  SDI and Buyer agree that at all times prior to the
            ---------
Closing, each shall consult with and obtain the approval of the others prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents, to issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby (except that, after such consultation, any party may make such press releases and public announcements as it deems to be required by applicable Law).

     VII.3  Designation of Company Employees.
            --------------------------------

          VII.3.1  Designation.  SDI and Buyer agree that at the Closing only
                   -----------
those SDI employees listed on Schedule 7.3 annexed hereto (the "Designated Employees") shall be assigned and transferred by SDI or the Permitted Transferee to the Company. SDI agrees that it and the Permitted Transferee shall use their reasonable efforts to encourage the Designated Employees to accept continued employment at the Company following Closing. Buyer shall reimburse SDI or the Permitted Transferee at Closing for all severance and termination costs for the Designated Employees.

          VII.3.2  Other Employees.  SDI acknowledges and agrees that, subject
                   ---------------
to reimbursement from Buyer as provided in Section 7.3.1, SDI or the Permitted Transferee shall bear and promptly discharge any and all obligations and liabilities, whether arising prior to or following Closing, with respect to any employees who are not Designated Employees, including without limitation obligations and liabilities for salaries, accrued vacation, accrued sick time or other employee benefits, and any obligations or liabilities under any applicable severance plans or programs, COBRA or any other applicable Law.

     VII.4  Update of Schedules.  Buyer and SDI agree that SDI or the
            -------------------
Permitted Transferee may amend the Schedules hereto at any time prior to Closing or add additional Schedules hereto by delivering any such amended or new Schedules to Buyer, so long as any such amendment or addition does not reflect a material change to this Agreement.

     VII.5  HSR Act.  Each party hereto shall use its commercially reasonable
            -------
efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices and to make all filings with, all Governmental Agencies and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and each party will cooperate fully, to the extent commercially reasonable, with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within five days of the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals; provided that in no event shall
                                               --------
the foregoing provisions of this sentence require the parties to act in a manner that is not commercially reasonable. Each party shall promptly notify the other party of any material communication to that party from any Governmental Agency and consult with the other party regarding any proposed communication to any Governmental Agency in respect of any filings, investigation or other inquiry and to the extent appropriate give the other party the opportunity to attend and participate thereat. Subject to the Confidentiality Agreement referred to in
Section 9.2.3, and the joint defense privilege, each party will coordinate and cooperate fully with the other in providing and exchanging such information (either directly or through counsel) and providing such assistance as the other may reasonably request in connection with the foregoing. Each party agrees to use its commercially reasonable efforts to respond promptly to and comply fully with any request for additional information or documents under the HSR Act or other applicable Laws. Subject to the Confidentiality Agreement referred to in
Section 9.2.3 and the joint defense privilege, counsel for the parties may exchange correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Agency or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

                                 ARTICLE VIII
                           CERTAIN AGREEMENTS OF SDI

     SDI agrees with Buyer as follows:

     VIII.1  Conduct of Business, Other Matters.  During the period from the
             ----------------------------------
date of the Agreement to the Closing or the termination of this Agreement, whichever first occurs, except as otherwise disclosed in Schedule 8.1, or as contemplated by this Agreement or the Parent Agreement, or as consented to by Buyer in writing, SDI or the Permitted Transferee will cause the Company to:

          VIII.1.1  Conduct of Business.  Conduct its business, operations,
                    -------------------
activities and practices only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its reasonable efforts to preserve its present business organization, keep available the services of its present management and employees, and preserve its relationships with customers, suppliers and others having business dealings with it;

          VIII.1.2  Dividends, etc.  Not declare, set aside, make or pay any
                    --------------
dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, or purchase or redeem, directly or indirectly, any shares of its capital stock;

          VIII.1.3  Sale of Assets; Mergers.  Not, directly or indirectly,
                    -----------------------
pledge, lease, dispose of or encumber all or a substantial part of its assets, whether tangible or intangible (except for inventory sold and raw materials used and assets replaced in the ordinary course of business) or enter into any merger, consolidation or share exchange; or dissolve or liquidate;

          VIII.1.4  Acquisition of Assets.  Other than any such action
                    ---------------------
necessary to effect the purchase or redemption of the Series A Preferred Stock, not acquire or agree to acquire, directly or indirectly, by direct purchase, merger or consolidation or otherwise, substantially all of the assets, stock or business of any Person for a purchase price in excess of $10,000;

          VIII.1.5  No Amendments or Plan Contributions.  Not amend in any
                    -----------------------------------
material respect any Scheduled Agreement, or adopt or materially amend any Plan or make any discretionary or voluntary contribution to any Plan;

          VIII.1.6  Compensation.   Not grant to any officer, director or any
                    ------------
group of employees as a class any extraordinary increase in compensation, or any severance or termination pay, or enter into any employment agreement or other agreement relating to personal services not terminable at will without any payment or penalty, or grant to any employee any extraordinary compensation, other than annual salary adjustments consistent with past practices;

          VIII.1.7  No Agreements to Breach Covenants.  Not enter into any
                    ---------------------------------
agreement to do any of the things described in Sections 8.1.2 through 8.1.6;

          VIII.1.8  Access to Information and Premises.  For the reasonable
                    ----------------------------------
purposes of the Agreement and subject to the terms of the Confidentiality Agreement referred to in Section 9.3.3, (i) provide Buyer and its accountants, counsel and other authorized representatives full access to any and all premises, properties, agreements, books, records and other information (including Tax returns filed and those in preparation) of DR Holdco and the Company, and (ii) cause its officers to furnish to Buyer and its authorized representatives any and all financial, technical and operating data and other information pertaining to DR Holdco or the business of the Company as Buyer may from time to time request; provided, however, that (a) such access
                                     ------------------
shall not unreasonably interfere with DR Holdco or the business of the Company and shall be subject to customary safety standards, (b) such access shall only be with prior notice to the Company, (c) in the reasonable judgment of the Company, the furnishing of such information will not cause DR Holdco or the Company to be in violation of any Law, and (d) no information subject to a requirement of confidentiality on the part of DR Holdco or the Company shall be provided to Buyer except in a manner which complies with applicable confidentiality agreements.

     VIII.2  Injunctions.  If prior to the Closing Date any Governmental
             -----------
Agency having jurisdiction over DR Holdco or the Company issues or otherwise promulgates any restraining order, injunction, decree or similar order which prohibits the consummation of any of the transactions contemplated by this Agreement, SDI or the Permitted Transferee shall cause DR Holdco and the Company to use their commercially reasonable efforts to have such restraining order, injunction, decree or similar order dissolved or otherwise eliminated as promptly as possible and to pursue the underlying Litigation diligently and in good faith. Nothing contained in this Section 8.2 shall limit the respective rights of the parties to terminate the Agreement pursuant to Article XI hereof or shall limit or otherwise affect the respective conditions to the obligations of the parties set forth in Article X of this Agreement.

     VIII.3  Conditions.  Between the date hereof and the Closing Date or the
             ----------
termination of this Agreement, whichever first occurs, SDI or the Permitted Transferee shall not permit DR Holdco or the Company to knowingly take any action which will cause the conditions to the obligations of Buyer to consummate the Closing not to be fulfilled.

     VIII.4  Notice.  From the date hereof to the Closing Date or the
             ------
termination of this Agreement, whichever first occurs, SDI or the Permitted Transferee shall promptly notify Buyer in writing of, and shall furnish any information that it may reasonably request with respect to, any event or condition of which any officer of DR Holdco or the Company has actual knowledge that would cause any of the conditions to the obligations of Buyer to consummate the Closing not to be fulfilled.

     VIII.5  DR Holdco.  From the date hereof to the Closing Date or the
             ---------
termination of this Agreement, whichever first occurs, SDI or the Permitted Transferee will not permit DR Holdco to engage in any active business, enter into any contract, hire any employee or incur any liability.

     VIII.6  Environmental Remediation Costs.  Buyer has previously engaged,
             -------------------------------
with SDI's consent and at Buyer's expense GZA Geoenvironmental, Inc. (the "Environmental Consultant") to undertake a "Phase One" environmental review with respect to Environmental Matters relating to the businesses conducted by the Company and the Real Property and to provide a written report of its findings and recommendations to Buyer and SDI or the Permitted Transferee as soon as possible prior to the Closing. Such findings and recommendations shall include the Environmental Consultant's opinion which shall set forth (a) the discounted present value of the estimated costs, if any, of remediation and cleanup of environmental conditions at the Real Property or otherwise for which the Company is responsible under current Environmental Law, if the Environmental Consultant is in a position to give such opinion, (b) if any such costs cannot be estimated as provided in clause (a), then the discounted present value of the maximum costs of such remediation and cleanup, if the Environmental Consultant is in a position to give such opinion, and (c) as to any identified possible remediation or cleanup matter as to which the Environmental Consultant cannot opine as to the discounted present value of the estimated costs or the maximum estimated costs thereof, if any, ("Unestimated Environmental Costs"), a description of each such matter and a statement of the Environmental Consultant that it cannot opine as to the estimated costs of such matter. SDI or the Permitted Transferee will cooperate with such Environmental Consultant in connection with such review and report. Within five days after receipt of such report and opinion, Buyer shall deliver written notice to SDI or the Permitted Transferee of the Environmental Remediation Costs, if any which it desires to assert and the Unestimated Environmental Costs, if any, which it desires to assert. If the Environmental Remediation Costs as set forth in such notice are in excess of $50,000 but not more than $250,000, and there are no Unestimated Environmental Costs asserted in such notice, the SDI Purchase Price shall be adjusted as set forth in Section 2.2. If the Environmental Remediation Costs as set forth in such notice are in excess of $250,000, or there are Unestimated Environmental Costs asserted in such notice, the parties shall, for the five-day period after delivery of such notice, attempt in good faith to negotiate a settlement of the responsibility for the matters asserted in such notice. If the parties are unable to reach a settlement of such matters within such five-day period (as the same may be extended by written agreement of the parties), either party may terminate this Agreement pursuant to Section 11.1.3.

     VIII.7  Access to Records.  Within the first twelve months after the
             -----------------
Closing, if Buyer certifies in writing to SDI's or the Permitted Transferee that access to the books and records of SDI or the Permitted Transferee is required for a proper purpose and that any information so obtained will not be utilized to compete with SDI, the Permitted Transferee or their Affiliates, then Buyer shall be entitled to access to such books and records relating to DR Holdco and the Company or its business for the period prior to the Closing Date upon reasonable advance notice during normal business hours for a period of one year following the Closing Date.

                                  ARTICLE IX
                              AGREEMENTS OF BUYER

     IX.1  Employee Benefit Plans.    At the Closing Date or as soon thereafter
           -----------------------
as administratively practicable, Buyer shall cause the Designated Employees to be covered by the benefit plans and programs of Buyer and its Affiliates with substantially equivalent benefits in respect of future service that accrue in respect of future services to the employees of Buyer and its Affiliates who are employed in comparable positions; provided, however, that nothing herein shall relieve Buyer, SDI or the Permitted Transferee of its obligations under Section
7.3 hereof or under any severance or termination program or under any employment agreement or similar contractual obligation. Designated Employees shall be credited for their service with SDI, the Company and any of its Affiliates and their predecessors for purposes of participation, eligibility and vesting under the benefit plans and programs provided by Buyer or its Affiliates and benefit accrual purposes for vacation, severance, pension and retirement benefits only, and Buyer shall cause its group health plan that will provide coverage to Designated Employees to waive any limitations regarding pre-existing conditions of Designated Employees and their eligible dependents (except to the extent that such limitations would have applied to any such individual under the group health plan of SDI in effect immediately prior to January 11, 1999). Designated Employees shall also be entitled to participation in Buyer's equity incentive plan and will receive stock options issued by Buyer promptly following Closing.

          IX.1.1  Termination of Participation.  As of, or prior to, the
                  ----------------------------
Closing Date, SDI or the Permitted Transferee will take such action as is necessary to terminate the participation by DR Holdco and the Company in all Plans of the SDI Controlled Group and SDI or the Permitted Transferee will indemnify DR Holdco, the Company and Buyer from any claims or liabilities with respect to any Plans (including withdrawal liability under any multiemployer plans); provided that neither SDI nor the Permitted Transferee shall have any indemnification obligation hereunder unless a claim is made therefor on or before either (i) the later to occur of (a) the expiration of the Guarantee Period, or (b) the second anniversary of the Closing Date, if the closing occurs under the Parent Agreement, or (ii) the third anniversary of the Closing Date, if the closing has not occurred under the Parent Agreement, and in either such case such obligation shall be limited to claims made on or before such time.

          IX.1.2  COBRA.  SDI or the Permitted Transferee will assume all
                  -----
responsibilities for COBRA continuation coverage for employees who are not Designated Employees and neither Buyer, DR Holdco nor the Company shall provide such coverage.


          IX.1.3  Full Vesting.  SDI or the Permitted Transferee will take
                  ------------
such action as is necessary to fully vest Designated Employees in all accrued benefits as of the Closing Date in the qualified defined contribution and defined benefit plans in which the Designated Employees participate, with accrual credit granted through the Closing Date.

          IX.1.4  No Third Party Beneficiary Rights.  Designated Employees and
                  ---------------------------------
their beneficiaries and spouses do not have third party beneficiary rights under this Agreement and shall have no standing to claim benefits hereunder.

     IX.2  Certain Covenants of Buyer.  Buyer covenants and agrees as follows:
           --------------------------

          IX.2.1  Conditions.  Between the date hereof and the Closing Date or
                  ----------
the termination of this Agreement, whichever first occurs, Buyer shall not knowingly take any action which will cause the conditions to the obligations of SDI or the Permitted Transferee to consummate the Closing not to be fulfilled.

          IX.2.2  Notice.  From the date hereof to the Closing Date, Buyer
                  ------
shall promptly notify SDI or the Permitted Transferee in writing of, and shall furnish any information that they may reasonably request with respect to, any event or condition of which any officer of Buyer has actual knowledge that would cause any of the conditions to the obligations of SDI or the Permitted Transferee to consummate the Closing not to be fulfilled.

          IX.2.3  Confidentiality.  The terms and conditions of the
                  ---------------
Confidentiality Agreement between Buyer and the Company shall apply to all information with respect to DR Holdco or the Company supplied to Buyer and its representatives pursuant to the terms of this Agreement.

          IX.2.4  Access to Records.  After the Closing, if SDI or the
                  -----------------
Permitted Transferee certifies in writing to Buyer that access to the books and records of DR Holdco or the Company is required for a proper purpose and that any information so obtained will not be utilized to compete with DR Holdco or the Company, then SDI or the Permitted Transferee shall be entitled to access to such books and records relating to the period prior to the Closing Date upon reasonable advance notice during normal business hours for a period of seven years following the Closing Date.

     IX.3  Tax Returns.  Buyer shall cause to be filed in a timely manner all
           -----------
Returns which relate to any Taxes of DR Holdco or the Company for the fiscal year ended December 31, 1999 or any subsequent period or any prior period not yet due.

     IX.4  Injunctions.  If prior to the Closing Date any Governmental Agency
           -----------
having jurisdiction over Buyer issues or otherwise promulgates any restraining order, injunction, decree or similar order which prohibits the consummation of any of the transactions contemplated by this Agreement, Buyer shall use its commercially reasonable efforts to have such restraining order, injunction, decree or similar order dissolved or otherwise eliminated as promptly as possible and to pursue the underlying Litigation diligently and in good faith. Nothing contained in this Section 9.4 shall limit the respective rights of the parties to terminate the Agreement pursuant to Article XI hereof or shall limit or otherwise affect the respective conditions to the obligations of the parties set forth in Article X of this Agreement.

     IX.5  Registration of the Hologic Shares.
           ----------------------------------

          IX.5.1  Required Registration.  Buyer shall file with the Commission
                  ---------------------
a registration statement under the Securities Act on Form S-3 (or any successor short form registration involving a similar amount of disclosure) for a public offering of all the Hologic Shares to be made on a continuous basis pursuant to Rule 415 of the Securities Act (the "Registration Statement") and, as soon as practicable after the execution of this Agreement, will use its reasonable efforts to cause such Registration Statement to become effective and, subject to the limitations and qualifications set forth in Section 9.5.2.3(i)(e) below, to remain continuously effective until the earlier of (i) the date upon which SDI or the Permitted Transferee and DuPont become eligible to sell Hologic Shares under Rule 144(k) of the Securities Act or (ii) the third anniversary of the Closing Date or, if any delay occurs pursuant to Section 9.5.2.3(i)(e) below, the date which is the later of (i) three years after the Closing Date or
(ii) 30 days after the distribution of any supplement or amendment to a prospectus which has been delayed under Section 9.5.2.3(i)(e).

          IX.5.2  Piggyback Registration.   Whenever during the period from
                  ----------------------
the Closing Date to the third anniversary of the Closing Date Buyer proposes to register any of its Common Equity Securities in a Qualified Registration, whether or not for sale for its own account, Buyer shall give prompt written notice (the "Piggyback Notice") to SDI or the Permitted Transferee and DuPont (each, a "Qualified Holder") of its intention to effect such Qualified Registration. Upon written request of any Qualified Holder made within 20 days after delivery of any Piggyback Notice (which request shall specify the Hologic Shares requested to be included in such Qualified Registration by such Qualified Holder), Buyer shall, subject to Sections 9.5.2.1 and 9.5.2.2, use its reasonable efforts to include in such Qualified Registration all Hologic Shares that the Qualified Holders have so requested be included in such Qualified Registration, to permit the disposition by such Qualified Holders of such Hologic Shares; provided, however, that (i) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, Buyer determines for any reason not to register such Common Equity Securities (other than the Hologic Shares requested to be included therein pursuant to this Section 9.5.2), Buyer, at its election, may give written notice of such determination to all Qualified Holders requesting the inclusion of their Hologic Shares therein and, thereupon, shall be relieved of its obligation to register any Hologic Shares in connection with such registration (without prejudice, however, to the rights of the Qualified Holders under Section 9.5.1 or the future rights of the Qualified Holders under this Section 9.5.2); (ii) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, Buyer determines for any reason to delay such registration of the Common Equity Securities (other than the Hologic Shares requested to be included therein pursuant to this Section 9.5.2), Buyer shall be permitted to delay the registration of such Hologic Shares for the same period as the delay in registering such other Common Equity Securities; and (iii) Buyer shall not be required to effect any registration pursuant to this Section 9.5.2 unless it shall have received reasonable assurances that the Qualified Holders of any Hologic Shares included therein will pay any expenses required to be paid by them as provided in Section 9.5.3. As used herein, the term "Piggyback Registration" shall mean any registration of Hologic Shares requested pursuant to this Section 9.5.2.

          IX.5.2.1  Priority on Piggyback Registrations.  If a Piggyback
                    -----------------------------------
Registration is an underwritten offering and the managing underwriter thereof advises Buyer in writing that, in its opinion, the number of shares of Common Equity Securities requested or proposed to be included in such offering exceeds the number that can be sold in such offering without materially affecting the offering price of such securities, Buyer shall include in such registration (i) first, to the extent that such securities of Buyer may be included in such registration without materially affecting the offering price thereof, in the opinion of such managing underwriter, (a) if such registration is initiated by Buyer proposing to register any of its Common Equity Securities, such Common Equity Securities proposed to be sold by Buyer and (b) the securities of Buyer held by persons (other than the Qualified Holders of Hologic Shares with respect to such Hologic Shares) who otherwise have preferential registration rights to include such securities in such Piggyback Registration in preference to the Qualified Holders and which have been duly requested to be included in such Piggyback Registration in accordance with the agreements with respect to such registration rights between Buyer and such holders, all such agreements being listed on Schedule 9.5.2.1 attached hereto; and (ii) second, to the extent that such Hologic Shares may be included in such Qualified Registration without materially affecting the offering price of the securities referred to in clause
(i), in the opinion of such managing underwriter, the Hologic Shares requested by the Qualified Holders to be included in such Piggyback Registration pursuant to Section 9.5.2 and any other securities of Buyer held by persons other than the Qualified Holders having rights to participate in such Piggyback Registration that are non-preferential to the Qualified Holders, pro rata among all such holders on the basis of the total number of shares of securities of Buyer, including Hologic Shares, requested by each such holder to be included therein. Buyer agrees not to grant any registration rights to any other Person with respect to Common Equity Securities which are preferential to those of the Qualified Holders set forth herein.

          IX.5.2.2  Selection of Underwriters.  Except as otherwise provided
                    -------------------------
in any registration rights agreement with respect to any other securities of Buyer, Buyer shall have the sole right to select the managing underwriter or underwriters in connection with any Piggyback Registration.

          IX.5.2.3  Registration Procedures.  If and when Buyer is required by
                    -----------------------
this Agreement to use its reasonable efforts to effect the registration of any Hologic Shares:

                    (i0  Buyer's Actions.  Buyer shall, as soon as reasonably
                         ---------------
practicable:

          (10prepare and file with the Commission under the Securities Act a registration statement with respect to such Hologic Shares which shall state that the Hologic Shares are covered thereby, and subject to Section 9.5.2 use its reasonable efforts to cause such registration statement to become effective and, to remain effective as provided herein;

          (20prepare and file with the Commission such amendments and supplements, if any, to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the completion of the distribution under such registration statement, and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Qualified Holders set forth in such registration statement;

          (30furnish to each Qualified Holder of such Hologic Shares or other Common Equity Securities and each underwriter (if any) such number of copies of such registration statement (including exhibits), each amendment and supplement thereto, the prospectus included in such registration statement or filed with the Commission (including each preliminary prospectus), and each amendment and supplement thereto as such Qualified Holder and underwriter may reasonably request to facilitate the disposition of the Hologic Shares owned by such Qualified Holder and covered by such registration statement;

          (40use its reasonable efforts to (1) register or qualify such Hologic Shares under the securities or "blue sky" laws of such jurisdictions as any Qualified Holder of such Hologic Shares representing more than 15% of the total number of shares of Hologic Shares covered by such registration statement or the managing underwriter (if any) may reasonably request; (2) keep such registrations or qualifications in effect for so long as such registration statement is in effect; and (3) take any and all other reasonable actions that may be necessary or appropriate to enable each Qualified Holder of Hologic Shares and each underwriter (if any) to consummate the disposition in such jurisdictions of the relevant Hologic Shares; provided, however, that Buyer shall not be required to
(x) qualify generally to transact business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this Section; (y) subject itself to taxation in any such jurisdiction; or (z) consent to general service of process in any such jurisdiction;

          (50(1) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify each Qualified Holder of Hologic Shares when it becomes aware of the occurrence of any event as a result of which the prospectus (as then amended or supplemented) contains any untrue statement of a material fact or omits any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (2) at the request of any such Qualified Holder, as promptly as practicable thereafter, prepare in sufficient quantities and furnish to such Qualified Holder and each underwriter (if any) a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the offerees or purchasers of such Hologic Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading; provided, however, that Buyer may delay preparing, filing and distributing any such supplement or amendment if Buyer determines in good faith that such supplement or amendment might, in the reasonable judgment of Buyer,
(i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by Buyer (whether or not a final decision has been made to undertake such transaction) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of Buyer at such time; provided further, that any such delay may not extend for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such registration statement becomes effective. Each Qualified Holder agrees, upon receipt of a notice of the foregoing it shall forthwith cease making offers and sales of the Hologic Shares pursuant to the registration statement or deliveries of the prospectus contained therein and to return to the Buyer for modification and exchange, the copies of such prospectus not theretofore delivered by such Qualified Holder.

                       (60comply with all applicable rules and regulations of the Commission;

          (70use its reasonable efforts to cause all such Hologic Shares covered by such registration statement to be listed on any securities exchange or automated quotation system, if any, on which similar securities of Buyer are then listed, if the listing of such Hologic Shares is then permitted under the rules of such exchange or automated quotation system;

          (80subject to the execution of confidentiality agreements, in form and substance reasonably satisfactory to Buyer, (1) make reasonably available for inspection by any Qualified Holder of such Hologic Shares, any underwriter (if any), their representative legal counsel, and any accountant or other agent retained by any of them, all financial and other records, relevant corporate documents, and properties of Buyer, and (2) cause Buyer's directors, officers, employees, counsel and independent public accountants to supply all information reasonably requested by, and to respond to inquiries from, any such seller, underwriter, legal counsel, attorney, accountant or agent in connection with such registration statement, in each instance to the extent that such information is reasonably necessary to satisfy any of its obligations under applicable law;

          (90provide (1) each Qualified Holder of such Hologic Shares, (2) each underwriter (which, for purposes of this Agreement, shall include any person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the securities being sold, (3) counsel of such underwriters, and (4) the counsel of such Qualified Holder the opportunity to participate in the preparation of such registration statement, each amendment or supplement thereto, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

          (100promptly notify each Qualified Holder of Hologic Shares and each managing underwriter (if any) and, upon request by any such person, confirm such advice in writing, (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (2) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceeding for such purpose, or (3) of the receipt by Buyer of any notification with respect to the suspension of the registration or qualification of such Hologic Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

          (110use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto.

          (ii0    Withdrawal.  If any Qualified Holder participating in a
                  ----------
registration hereunder disapproves of the terms of any Piggyback Registration, the sole remedy of such Qualified Holder shall be, in its discretion, to withdraw such Qualified Holder's Hologic Shares therefrom by giving written notice to Buyer and any managing underwriter (if any). The Qualified Holder's Hologic Shares so withdrawn from the offering also shall be withdrawn from registration. If the Qualified Holders participating in such registration withdraw all Hologic Shares from the offering, Buyer may withdraw the registration.

          (iii0  Information.  The obligation of Buyer to complete the
                 -----------
registration of Hologic Shares pursuant to this Section 9.5 shall be subject to, and conditioned upon, the obligation of each Qualified Holder registering Hologic Shares to furnish Buyer, upon Buyer's written request, with all information regarding such Qualified Holder and the intended distribution of such Qualified Holder's Hologic Shares included in such registration for the purpose of preparing the registration statement, to the extent that such information is required to comply with applicable legal requirements. If any such registration statement refers to any Qualified Holder by name or otherwise as the holder of any securities of Buyer, then such Qualified Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Qualified Holder, to the effect that the holding by such Qualified Holder of such securities is not to be construed as a recommendation by such Qualified Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Qualified Holder will assist in meeting any future financial requirements of Buyer, or (b) the deletion of such reference to such Qualified Holder if, in the judgment of Buyer, as advised by counsel, such reference is not required by the Securities Act or any similar federal statute or any state securities of blue sky law then in effect.

          (iv) Participation in Underwritten Registrations.  In the case of a
               -------------------------------------------
Piggyback Registration, (a) all Hologic Shares and Common Equity Securities or other securities of Buyer to be included in such registration shall be subject to such underwriting agreement, which shall be in customary form and contain such terms as are customarily contained in such agreements, and (b) no Person may participate in any such registration unless such Person (1) agrees to sell such Person's securities on the basis provided in such underwriting arrangement and (2) completes and executes all questionnaires, powers-of-attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          (v) Limitations on Sale or Distribution of Other Securities.  If
              -------------------------------------------------------
requested in writing by the managing underwriter of a Piggyback Registration, each Qualified Holder hereby agrees not to effect any public offering, sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any Hologic Shares or any other Common Equity Securities or any other security of Buyer (other than as part of such underwritten public offering) within such period as such managing underwriter may request, if such Qualified Holder was given the opportunity to include in the Piggyback Registration any Hologic Shares or any other Common Equity Securities or any other security of Buyer held by such Qualified Holder, and if such restriction applies to all holders of securities being offered in such Piggyback Registration.

          IX.5.2.4  Delivery Requirements.  Each Qualified Holder shall comply
                    ---------------------
with the requirements of delivering a current prospectus to the purchaser of Hologic Shares in any sale, to the extent such requirement is applicable under federal and state securities Laws.

          IX.5.3  Expenses.  The expenses of registration of Hologic Shares
                  --------
pursuant to Sections 9.5.1 and 9.5.2 will be paid by Buyer. For purposes of this Section 9.5.3, the term "expenses" shall include federal, state and other registration and qualification fees and legal fees and expenses for Buyer's counsel (but excluding the fees and expenses, if any, of counsel or other advisers to the Qualified Holders), auditing and accounting expenses incurred by Buyer in connection with the registration and printing and other related expenses including salary and related overhead expenses of employees of Buyer for time expended by such employees.

          IX.5.4  Indemnification with Respect to Registration.
                  --------------------------------------------

          IX.5.4.1  Indemnification By Buyer.  To the extent permitted by law,
                    ------------------------
Buyer will indemnify and hold harmless each Qualified Holder, its officers and directors, and each Person who Controls such Qualified Holder against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse such Qualified Holder, its officers and directors and Controlling Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 9.5.4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without Buyer's consent nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection any Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Qualified Holder, its officers and directors, any Controlling Person or agent.

          IX.5.4.2  Indemnification by Qualified Holders.  To the extent
                    ------------------------------------
permitted by law, each Qualified Holder which has included Hologic Shares in a registration statement hereunder will agree, prior to the filing of such registration statement, to indemnify and hold harmless Buyer, each of its directors, each of its officers, each Person, if any, who Controls Buyer and each agent for Buyer (within the meaning of the Securities Act), as the case may be, against any losses, claims, damages or liabilities to which Buyer or any such director, officer, Controlling Person or agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Qualified Holder expressly for use in connection with such registration; and such Qualified Holder shall agree, prior to the filing of such registration statement, to reimburse any legal or other expenses reasonably incurred by Buyer or any such director, officer, Controlling Person or agent, as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action.
It is agreed that the indemnity agreement contained in this Section 9.5.4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Qualified Holder. Notwithstanding the foregoing, no Qualified Holder shall have any indemnification obligation hereunder with respect to any loss, claim, damage, liability or action respecting (i) any registration statement filed under Section 9.5.1 unless a claim is made therefor within thirty-six (36) months after the Closing Date, and such obligation shall be limited to claims made during such 36-month period; or (ii) any Piggyback Registration, unless a claim is made therefor within twenty-four (24) months after the registration statement filed in connection with each Piggyback Registration becomes effective, and such obligation shall be limited to claims made during such 24-month period.

          IX.5.4.3  Registration Indemnity Claims.  Promptly after receipt by
                    -----------------------------
a party indemnified under this Section 9.5.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5.4, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify any indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.5.4, but the omission so to notify the indemnifying party will not relieve it of any liability which it may have to any indemnified party other than under this Section 9.5.4.

     IX.6  Price Guarantees.  Buyer covenants and agrees that, as to the
           ----------------
Eligible Hologic Shares held by SDI or the Permitted Transferee after giving effect to the DuPont Share Transfer, if any, on the earlier of (i) that date during the Guarantee Period on which SDI or the Permitted Transferee has sold all of such Eligible Hologic Shares or (ii) the last day of the Guarantee Period, SDI or the Permitted Transferee shall be entitled to make a call upon Buyer's price guarantee in the following manner, and upon such call, Buyer shall be obligated as follows. Buyer also covenants and agrees that on the earlier of
(i) that date during the Guarantee Period on which DuPont has sold all of the Eligible Hologic Shares transferred to it in the DuPont Share Transfer, if any, or (ii) the last day of the Guarantee Period, DuPont shall be entitled to make a call upon Buyer's price guarantee in the following manner, and upon such call, Buyer shall be obligated as follows.

          IX.6.1  Call During the Guarantee Period.  In the event that SDI or
                  --------------------------------
the Permitted Transferee sells all of its Eligible Hologic Shares held immediately after giving effect to the DuPont Share Transfer, if any, during the Guarantee Period in one or more transactions and SDI or the Permitted Transferee has received Net Proceeds from such sale(s) of less than the Minimum SDI Net Proceeds Amount, then SDI or the Permitted Transferee may, on the date of its last sale of such Eligible Hologic Shares or at any time within 30 days thereafter, give notice to Buyer that SDI or the Permitted Transferee has elected to make a call upon Buyer's price guarantee. Within 30 days following delivery of such notice by SDI or the Permitted Transferee, Buyer shall pay to SDI or the Permitted Transferee by wire transfer of immediately available funds an amount equal to the difference between (i) the Minimum SDI Net Proceeds Amount and (ii) the Net Proceeds received by SDI or the Permitted Transferee.
In the event that DuPont sells all of its Eligible Hologic Shares during the Guarantee Period in one or more transactions and DuPont has received Net Proceeds from such sale(s) of less than the Minimum DuPont Net Proceeds Amount, then DuPont may, on the date of its last sale of Eligible Hologic Shares or at any time within 30 days thereafter, give notice to Buyer that DuPont has elected to make a call upon Buyer's price guarantee. Within 30 days following delivery of such notice by DuPont, Buyer shall pay to DuPont by wire transfer of immediately available funds an amount equal to the difference between (i) the Minimum DuPont Net Proceeds Amount and (ii) the Net Proceeds received by DuPont.

          IX.6.2  Call at the End of the Guarantee Period.  In the event that
                  ---------------------------------------
on the last day of the Guarantee Period SDI or the Permitted Transferee continues to hold of record and beneficially any Eligible Hologic Shares and SDI or the Permitted Transferee has received, with respect to Eligible Hologic Shares, if any, sold by SDI or the Permitted Transferee prior to such date, Net Proceeds of less than the Minimum SDI Net Proceeds Amount, then SDI or the Permitted Transferee may, on the last day of the Guarantee Period or at any time within 30 days thereafter, give notice to Buyer that SDI or the Permitted Transferee has elected to make a call upon Buyer's price guarantee. Within 30 days following delivery of such notice by SDI or the Permitted Transferee, Buyer shall pay to SDI or the Permitted Transferee by wire transfer of immediately available funds an amount equal to the difference between (i) the Minimum SDI Net Proceeds Amount and (ii) the sum of (x) the Net Proceeds received by SDI or the Permitted Transferee and (y) Aggregate Market Value of the Eligible Hologic Shares held by SDI or the Permitted Transferee as of the close of business on the last day of the Guarantee Period. In the event that on the last day of the Guarantee Period DuPont continues to hold of record and beneficially any Eligible Hologic Shares and DuPont has received, with respect to Eligible Hologic Shares, if any, sold by DuPont prior to such date, Net Proceeds of less than the Minimum DuPont Net Proceeds Amount, then DuPont may, on the last day of the Guarantee Period or at any time within 30 days thereafter, give notice to Buyer that DuPont has elected to make a call upon Buyer's price guarantee. Within 30 days following delivery of such notice by DuPont, Buyer shall pay to DuPont by wire transfer of immediately available funds an amount equal to the difference between (i) the Minimum DuPont Net Proceeds Amount and (ii) the sum of (x) the Net Proceeds received by DuPont and (y) Aggregate Market Value of the Eligible Hologic Shares held by DuPont as of the close of business on the last day of the Guarantee Period.

          IX.6.3  Sale of Hologic Shares prior to and during the Guarantee
                  --------------------------------------------------------
Period; Reporting and Accounting.  In order to enable the parties to confirm
--------------------------------
the number of Eligible Hologic Shares and properly account for Net Proceeds received by SDI or the Permitted Transferee or DuPont from any sale of Eligible Hologic Shares, SDI or the Permitted Transferee and DuPont shall report to Buyer in writing within 30 days after the end of each calendar quarter, commencing with the calendar quarter ending June 30, 1999 and ending with the calendar quarter in which the Guarantee Period terminates, any sale or transfer of Hologic Shares which it may make at any time during such calendar quarter, which report shall include the number of Hologic Shares sold or transferred, the manner of sale or transfer and the amount received upon such sale or transfer net of commissions and underwriting discounts. SDI acknowledges and agrees that the obligations of Buyer under this Section 9.6 to SDI or the Permitted Transferee shall be subject to, and conditioned upon, the fulfillment by SDI or the Permitted Transferee of the reporting obligations under this Section 9.6.3 and that, in the event that SDI or the Permitted Transferee fails in any material respect to meet such obligations, and such failure continues for 30 days following notice thereof from Buyer, then Buyer's price guarantee in favor of SDI or the Permitted Transferee shall terminate and Buyer shall be relieved of any further obligation to SDI or the Permitted Transferee under this Section
9.6.  SDI also acknowledges and agrees that the obligations of Buyer under this
Section 9.6 to DuPont shall be subject to, and conditioned upon, the fulfillment by DuPont of the reporting obligations under this Section 9.6.3 and that, in the event that DuPont fails in any material respect to meet such obligations, and such failure continues for 30 days following notice thereof from Buyer, then Buyer's price guarantee in favor of DuPont shall terminate and Buyer shall be relieved of any further obligation to DuPont under this Section 9.6.

          IX.6.4  Early Expiration of Price Guarantee.  Notwithstanding any
                  -----------------------------------
other provision of this Section 9.6 to the contrary, Buyer's price guarantee in favor if SDI or the Permitted Transferee shall expire and the obligations of Buyer to SDI or the Permitted Transferee under this Section 9.6 shall terminate in the event that the average closing price of Buyer's common stock as reported by the NASDAQ National Market for any 20 consecutive trading days during the Guarantee Period equals or exceeds $20.00 per share (as adjusted to reflect any stock dividends, stock splits, reverse stock splits or other similar changes in Buyer's capitalization following the Closing) and SDI or the Permitted Transferee then holding Eligible Hologic Shares are legally permitted to sell all of such shares on a recognized U.S. securities exchange or in the U.S. over the counter market at all times such exchange or market is open for trading during such period. Notwithstanding any other provision of this Section 9.6 to the contrary, Buyer's price guarantee in favor of DuPont shall expire and the obligations of Buyer to DuPont under this Section 9.6 shall terminate in the event that the average closing price of Buyer's common stock as reported by the NASDAQ National Market for any 20 consecutive trading days during the Guarantee Period equals or exceeds $20.00 per share (as adjusted to reflect any stock dividends, stock splits, reverse stock splits or other similar changes in Buyer's capitalization following the Closing) and DuPont is permitted to sell all of the Eligible Hologic Shares held by it on a recognized U.S. Securities exchange in the U.S. over the counter market at all times such exchange or market is open for trading during such period.

     IX.7  Non-Transferable Rights.  Except with the consent of Buyer, no
           -----------------------
rights of SDI, the Permitted Transferee or DuPont under Sections 9.5 or 9.6 shall be assignable by SDI or the Permitted Transferee or DuPont, and such rights shall terminate with respect to the Hologic Shares upon assignment of such Hologic Shares by SDI, the Permitted Transferee or DuPont; provided, however, that SDI may assign such rights to the Permitted Transferee as provided in Section 12.2, and upon such assignment the Permitted Transferee shall succeed to such rights; and provided further, that SDI or the Permitted Transferee may assign to DuPont such rights which are applicable to the Hologic Shares transferred to DuPont in the DuPont Share Transfer, if any, and upon such assignment DuPont shall succeed to such rights.

     IX.8  Certain Agreements.  Buyer agrees to cause the Company to perform
           ------------------
all of its obligations under the Sales and Services Agreement to be entered into by the Company, SDI, SDI Investments, L.L.C., SDI Holding Corp. and SDI Investments Liquidating Trust in substantially the form attached hereto as
Schedule 9.8(a), the Maintenance and Facilities Agreement between SDI and the Company, the Glasgow Facilities Lease between Glasgow Land Company, L.L.C. and SDI, the Lease Agreement between the Company and Glasgow Land Company, L.L.C. and the Transitional Services Agreement between the Company and SDI Holding Corp. in substantially the form attached hereto as Schedule 9.8(b).

                                   ARTICLE X
                                  CONDITIONS

     X.1  Conditions to Obligations of Buyer.  Notwithstanding any other
          ----------------------------------
provisions of this Agreement, the obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, or the waiver in writing by Buyer, of the following conditions:

          X.1.1  No Order or Injunction.  No order shall have been entered in
                 ----------------------
any action or proceeding before any Governmental Agency, and no preliminary or permanent injunction by any court of competent jurisdiction shall have been issued and remain in effect, which would have the effect of (i) making the purchase of, or payment for, some or all of the DR Holdco Stock pursuant to this Agreement illegal, or (ii) otherwise making consummation of the transactions contemplated hereby illegal;

          X.1.2  Representations and Warranties.  (i) the representations and
                 ------------------------------
warranties of SDI set forth in Article III of this Agreement shall be true and correct in all material respects as of the date hereof and at the Closing as if made at that time; and (ii) the representations and warranties of SDI in Article IV of this Agreement shall be true and correct in all material respects as of the date hereof and at the Closing (except for representations and warranties that are made as of a specified date, which shall be true and correct in all material respects as of such date) except for such inaccuracies which, taken together, could not reasonably be expected to result in a Material Adverse Effect on the Company;

          X.1.3  Performance of Covenants.  Each of the covenants required to
                 ------------------------
be performed by SDI prior to the Closing pursuant to the terms of this Agreement shall have been performed, except where the failure to perform same could not reasonably be expected to result in a Material Adverse Effect;

          X.1.4  Documentation.  Buyer shall have received the resignations of
                 -------------
any of the officers and directors of DR Holdco and the Company as it may have requested prior to Closing and the certificates and documents described on Annex II attached hereto;

          X.1.5  Stock Certificates and Stock Powers.  Stock certificates
                 -----------------------------------
evidencing the DR Holdco Stock to be sold to Buyer at the Closing shall have been delivered by SDI or the Permitted Transferee to Buyer accompanied by duly executed stock powers as required by Section 2.3.1.

          X.1.6  Series A Preferred Stock. Prior to the Closing Date, one of
                 ------------------------
the following events shall have occurred and evidence of the occurrence of such event shall have been made available to Buyer for review: (i) SDI or the Permitted Transferee or DR Holdco (by capital contribution) shall have become the holder of record of all of the outstanding shares of Series A Preferred Stock, or (ii) all of the outstanding shares of Series A Preferred Stock shall have become treasury stock or shall have been canceled or otherwise eliminated and, in either case, the obligations of SDI and the Company to DuPont under the agreements and instruments disclosed in Schedules 3.1.5 and 4.5 shall have been released and terminated.

          X.1.7  Sale of Real Property.  Glasgow Land Company, L.L.C. shall be
                 ---------------------
prepared to consummate the transactions contemplated by that certain Contract of Sale of even date herewith and to convey the Real Property to Buyer simultaneously with the Closing.

          X.1.8  Environmental Remediation Costs.  The Environmental
                 -------------------------------
Remediation Costs, if any, asserted by Buyer pursuant to Section 8.6 are not more than $250,000 and there are no Unestimated

Environmental Costs asserted by Buyer pursuant to Section 8.6, or, if Environmental Remediation Costs asserted by Buyer pursuant to Section 8.6 are more than $250,000 or there are Unestimated Environmental Costs asserted by Buyer pursuant to Section 8.6, Buyer and SDI or the Permitted Transferee have agreed as to the responsibility therefor as provided in Section 8.6.

          X.1.9  Scheduled Agreements.  All Scheduled Agreements prohibiting
                 --------------------
the transaction contemplated thereby shall have been terminated or such prohibitions waived, all obligations of DR Holdco or the Company under the Debt Agreements shall have been released and all Liens on the DR Holdco Stock or the Company Stock or any of the assets of DR Holdco or the Company shall have been released.

          X.1.10  HSR.  Any waiting period under the HSR Act applicable to the
                  ---
transaction contemplated hereby shall have expired or been terminated.

     The consummation of the Closing shall constitute a waiver by Buyer of all unsatisfied conditions.

     X.2  Conditions to Obligations of SDI and Permitted Transferee.
          ---------------------------------------------------------
Notwithstanding any other provisions of this Agreement, the obligations of SDI and any Permitted Transferee to effect the transactions contemplated hereby at the Closing shall be subject to the satisfaction, or the waiver in writing by SDI or such Permitted Transferee, of the following conditions:

          X.2.1  No Order or Injunction.  No order shall have been entered in
                 ----------------------
any action or proceeding before any Governmental Agency, and no preliminary or permanent injunction by a United States court of competent jurisdiction shall have been issued and remain in effect, which would have the effect of (i)making the purchase of, or payment for, some or all of the DR Holdco Stock pursuant to this Agreement illegal, or (ii) otherwise making consummation of the transactions contemplated hereby illegal;

          X.2.2  Representations and Warranties.  The representations and
                 ------------------------------
warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date hereof and at the Closing as if made at that time;

          X.2.3  Performance of Covenants.  Each of the covenants required to
                 ------------------------
be performed by Buyer prior to the Closing pursuant to the terms of this Agreement shall have been substantially performed;

          X.2.4  Documentation.  SDI or such Permitted Transferee shall have
                 -------------
received the certificates described on Annex III attached hereto;
          X.2.5  Funding of Purchase.  Buyer shall have delivered the purchase
                 -------------------
price for all of the DR Holdco Stock as required by Article II; and

          X.2.6  Series A Preferred Stock. Prior to the Closing Date, one of
                 ------------------------
the following events shall have occurred: (i) SDI or the Permitted Transferee or DR Holdco (by capital contribution) shall have become the holder of record of all of the outstanding shares of Series A Preferred Stock, or (ii) all of the outstanding shares of Series A Preferred Stock shall have become treasury stock or shall have been canceled or otherwise eliminated, and, in either case the obligations of SDI and the Company to DuPont under the agreements and instruments disclosed in Schedules 3.1.5 and 4.5 shall have been released and terminated.

          X.2.7  Sale of Real Property.  Buyer shall be prepared to consummate
                 ---------------------
the transactions contemplated by that certain Contract of Sale of even date herewith and to purchase the Real Property from Glasgow Land Company, L.L.C. simultaneously with the Closing.

          X.2.8  Environmental Remediation Costs.  The Environmental
                 -------------------------------
Remediation Costs, if any, asserted by Buyer pursuant to Section 8.6 are not more than $250,000 and there are no Unestimated Environmental Costs asserted by Buyer pursuant to Section 8.6, or, if Environmental Remediation Costs asserted by Buyer pursuant to Section 8.6 are more than $250,000 or there are Unestimated Environmental Costs asserted by Buyer pursuant to Section 8.6, SDI or the Permitted Transferee and Buyer have agreed as to the responsibility therefor as provided in Section 8.6.

          X.2.9  Scheduled Agreements.  All Scheduled Agreements prohibiting
                 --------------------
the transaction contemplated hereby shall have been terminated or such prohibitions waived, all obligations of DR Holdco or the Company under the Debt Agreements shall have been released and all Liens on the DR Holdco Stock or the Company Stock or any of the assets of DR Holdco or the Company shall have been released.

          X.2.10  HSR.  Any waiting period under the HSR Act applicable to the
                  ---
transaction contemplated hereby shall have expired or been terminated.

     The consummation of the Closing shall constitute a waiver by SDI or the Permitted Transferee of all unsatisfied conditions.


                                  ARTICLE XI
                      TERMINATION, AMENDMENTS AND WAIVER

     XI.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the time of the Closing:

          XI.1.1  By Mutual Consent.  By written consent of Buyer and SDI or
                  -----------------
the Permitted Transferee; or

          XI.1.2  At Option of Buyer or SDI or the Permitted Transferee.  Upon
                  ----------------------------------------------------
written notice at any time after May 31, 1999 by either Buyer or SDI or the Permitted Transferee, if the Closing Date has not occurredby that date;

          XI.1.3  Environmental Costs.  Upon written notice by either Buyer or
                  --------------------
SDI or the Permitted Transferee as permitted in Section 8.6.

     XI.2  Effect of Termination.  In the event of the termination of this
           ---------------------
Agreement by Buyer, SDI or the Permitted Transferee as provided in Section 11.1, all obligations of the parties under this Agreement shall terminate and there shall be no liability of SDI or the Permitted Transferee to Buyer or Buyer to SDI or the Permitted Transferee except the obligations of such parties with respect to the payment of their expenses set forth in Section 7.1; provided, that nothing in this Section 11.2 shall relieve Buyer of any liability for a breach of this Agreement or shall relieve Buyer of its obligations under the Confidentiality Agreement referred to in Section 9.2.3.

     XI.3  Amendments.  This Agreement may not be amended except by an
           ----------
instrument in writing signed by Buyer and SDI or the Permitted Transferee.

     XI.4  Waivers.  Any term or provision of this Agreement may be waived in
           -------
writing at any time by written instrument executed and delivered by Buyer and SDI or the Permitted Transferee.


                                  ARTICLE XII
                              GENERAL PROVISIONS

     XII.1  Notices.  All notices and other communications hereunder shall be
            -------
in writing and shall be delivered or sent by delivery or courier service, or personal delivery, as follows:

If to Buyer, to:               Hologic, Inc.
                               35 Crosby Drive
                               Bedford, Massachusetts 01730-1401
                               Attention:   S. David Ellenbogen
                                            Chairman and Chief Executive Officer
With a copy to:                Brown, Rudnick, Freed & Gesmer
                               One Financial Center
                               Boston, Massachusetts 02111
                               Attention: Lawrence M. Levy, Esquire

If to SDI or its Permitted
Transferee, to:                SDI Investments, L.L.C.
                               10 South Academy Street
                               Greenville, South Carolina 29601
                               Attention: Manager

With a copy to:                Bracewell & Patterson, L.L.P.
                               711 Louisiana Street, Suite 2900
                               Houston, Texas 77002-2781
                               Attention: John L. Bland
or to such other address as shall be furnished in writing by such parties, and such notice or communication shall be effective and be deemed to have been given as of the date actually delivered.

     XII.2  Entire Agreement.  This Agreement, any supplements hereto, the
            ----------------
Annexes, Schedules and the documents and instruments referred to herein or therein, including the Confidentiality Agreement referred to in Section 9.2.3, but not including the descriptive headings of the several Articles and Sections of this Agreement and the table of contents (each of which is included for convenience only and shall not constitute a part of this Agreement) (i) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements, arrangements and understandings with respect thereto; (ii) except as otherwise expressly set forth herein, is not intended to confer upon any Person other than Buyer, SDI, its Permitted Tranferee and DuPont any rights or remedies hereunder;
(iii) shall not be assigned or transferred by operation of law or otherwise prior to the Closing Date; provided, however, that, notwithstanding anything in this Agreement to the contrary, (a) SDI may, without the consent of Buyer, assign this Agreement, any supplements hereto, the Annexes, Schedules and the documents and instruments referred to herein or therein, including the Confidentiality Agreement referred to in Section 9.2.3, to the Permitted Transferee and upon such assignment and the assumption by the Permitted Transferee of SDI's obligations hereunder, SDI shall be released of all liability hereunder, and (b) SDI or the Permitted Transferee may assign to DuPont their rights hereunder as to the registration, resale and price guarantee attributable to the Eligible Hologic Shares transferred to DuPont in the DuPont Share Transfer, if any, and (iv) SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY, AND INTERPRETED IN ACCORDANCE WITH THE PROVISIONS OF, THE LAWS OF THE STATE OF DELAWARE. Buyer expressly represents and warrants that no promise or agreement which is not expressed herein has been made and that it is not relying upon any statement or representation of any agent of the parties hereto, but is relying solely on its own judgment upon the advice of counsel with respect to the transactions contemplated hereby. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     XII.3  No Post-Closing or Post-Termination Liability.  The several
            ---------------------------------------------
representations, warranties and covenants of SDI or the Permitted Transferee in this Agreement shall expire and terminate on the earlier to occur of the Closing Date or the date of termination of this Agreement under Section 11.1 and neither SDI nor the Permitted Transferee shall have any liability thereafter for any breach or inaccuracy thereof , except for its obligations to pay expenses as provided in Section 7.1, and, if the Closing occurs, the indemnification covenants in Section 9.1.1 and 9.5.4.2 (subject to the limitations therein), the covenant as to access in Section 8.7 (subject to the limitations therein) and the reporting covenant in Section 9.6.3.

     XII.4  Rules of Construction.  Unless the context otherwise requires "or"
            ---------------------
is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. No provision of this Agreement or any other document contemplated hereby shall be construed in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in its drafting or by reason of the extent to which this Agreement or any such provision hereof is inconsistent with any prior draft hereof or thereof.

     XII.5  No Recourse.  No recourse for the payment of any amounts due
            -----------
hereunder or any claim based on this Agreement, the transactions contemplated hereby, or otherwise, and no recourse upon any representation, warranty or covenant in this Agreement shall be had against any past, present or future incorporator, organizer, promoter, stockholder, member, manager, trustee, director, officer, employee, agent, representative, advisor, consultant, attorney or auditor of DR Holdco, the Company or SDI or the Permitted Transferee or any of their respective Affiliates or any lender, underwriter or placement agent of DR Holdco, the Company or SDI or the Permitted Transferee or any of their Affiliates or any of their respective stockholders, directors, officers, employees, agents, representatives, advisors, consultants, attorneys or auditors.

     XII.6  Confirmatory Agreement, Release and Assumption.    If requested by
            ----------------------------------------------
SDI or the Permitted Tranferee, DuPont or Buyer, SDI or the Permitted Transferee, Buyer and DuPont shall execute and deliver any consent or agreement reasonably requested by any of them in connection with the DuPont Share Transfer, if any, in order to evidence the rights of DuPont hereunder with respect to the registration and resale of the Eligible Hologic Shares transferred to DuPont in the DuPont Share Transfer, if any, and indemnification with respect thereto and the price guarantee with respect thereto, such rights being subject to the obligations hereunder with respect thereto. If requested by SDI or the Permitted Transferee, Buyer shall (i) in the event this Agreement is assigned by SDI to the Permitted Transferee, execute and deliver to SDI and the Permitted Transferee any confirmatory release and acknowledgment reasonably requested by SDI to evidence Buyer's release of all obligations of SDI hereunder or in connection with the transactions contemplated hereby and the vesting of all of SDI's rights hereunder in the Permitted Transferee; and (ii) execute and deliver to SDI and the other parties to the agreements referred to in Section
9.8 any agreement reasonably requested by SDI to evidence Buyer's obligation to cause the Company to perform its obligations under such agreements.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by duly authorized officers as of the date first written above.

                         "BUYER"

                         Hologic, Inc.

                         By:/s/ Glenn P. Muir
                            ---------------------------------------------------
                         Name:  Glenn P. Muir
                         Title: Vice President, Finance and Chief Financial Officer

                         "SDI"

                         STERLING DIAGNOSTIC IMAGING, INC.


                         By:/s/ Andrew Finkle
                            ---------------------------------------------------
                         Name:  R. Andrew Finkle
                         Title:  Vice President and Assistant General Counsel

                                FIRST AMENDMENT
                                      TO
                         SECURITIES PURCHASE AGREEMENT

     This First Amendment to Securities Purchase Agreement (the "First Amendment"), dated as of June 3, 1999, is entered into by and between Hologic, Inc., a Delaware corporation ("Buyer") and SDI Investments, L.L.C., a Delaware limited liability company ("Permitted Assignee) and the assignee of Sterling Diagnostic Imaging, Inc., a Delaware corporation ("SDI").

                             W I T N E S S E T H:

     WHEREAS, Buyer and SDI are parties to that certain Securities Purchase Agreement dated April 28, 1999 (the "Agreement"); and

     WHEREAS, pursuant to the Assignment and Assumption Agreement dated May 14, 1999, by and among SDI, Permitted Assignee and Buyer, SDI assigned all of its rights and obligations under the Agreement to Permitted Assignee; and

     WHEREAS, Buyer and Permitted Transferee wish to amend the Agreement in the manner set forth in this First Amendment;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, Buyer and Permitted Assignee execute this First Amendment and agree as set forth below:

1.   DEFINITIONS AND CONFIRMATION
--   ----------------------------

     Unless otherwise defined herein, capitalized terms shall have the meaning set out in the Agreement. All the terms and provisions of the Agreement not expressly amended hereby shall remain in full force in effect and are hereby ratified and confirmed by each of the parties hereto.

II.  AMENDMENTS
     ----------

     A.   Section 1.1.1.
          -------------

          1. Subsections (xxxii) (xlviii), (lxiii) and (lxxv) of Section 1.1.1 are hereby deleted in their entirety and are hereby replaced in their entirety with the following:

               (xxxii)    "DuPont Share Transfer" means the transfer by SDI or
                         the Permitted Transferee of Hologic Shares to DuPont on or within 30 days after the Closing Date.

               (xlviii) "Hologic Shares" shall mean 1,285,714 shares of Buyer's common stock, $.01 par value, to be issued by Buyer as part of the SDI Purchase Price and 571,428 shares of Buyer's common stock, $.01 par value, to be issued to Glasgow Land Company, L.L.C. ("GLC"), pursuant to that certain Contract of Sale of even date herewith by and between GLC and Buyer.

               (lxiii)    "Permitted Transferee" shall mean SDI Investments,
                         L.L.C., a Delaware limited liability company, and, for purposes of Sections 9.5, 9.7 and 9.12 only, shall also include SDI Investments Liquidating Trust, a Texas trust, and each Designated Holder (as hereinafter defined).

               (lxxv) "SDI Purchase Price" shall mean (a) the cash amount of $3,000,002, plus (b) the Hologic Shares.

          2. Subsections (iv), (xxxiii), (xxxiv), (xlvi), (lvi), (lvii), (lviii), (lix) of Section 1.1.1 are hereby deleted in their entirety.

     B.   Section 2.2. Section 2.2 is hereby deleted in its entirety and is
          -----------
          hereby replaced in its entirety with the following:

                         2.2.  Purchase Price.  The purchase price for the DR
                               --------------
               Holdco Stock being sold by SDI or the Permitted Transferee to Buyer at the Closing shall be the SDI Purchase Price; provided, however, that the SDI Purchase Price shall be adjusted, and the $3,000,002 cash portion of the SDI Purchase Price shall be reduced on a dollar-for-dollar basis (i) by the amount of the repurchase or redemption price paid by the Company for any of its shares of Series A Preferred Stock if prior to the Closing Date the Company repurchases or redeems any of its Series A Preferred Stock pursuant to Section

               10.1.6 hereof, but no such adjustment or reduction shall occur in the event such Series A Preferred Stock is acquired by SDI or the Permitted Transferee and contributed to the capital of DR Holdco or the Company or such Series A Preferred Stock is acquired by the Company solely with cash contributed by SDI or the Permitted Transferee to the Company (through DR Holdco or otherwise) for such purpose after the date hereof; and (ii) either (a) if the Environmental Remediation Costs, if any, are more than $50,000, and not more than $250,000 and there are no Unestimated Environmental Costs asserted by Buyer pursuant to Section 8.6, by the amount of the Environment Remediation Costs in excess of $50,000, or (b) if the Environmental Remediation Costs, if any, are more than $250,000 or Unestimated Environmental Costs are asserted by Buyer pursuant to Section 8.6, by the amount, if any, agreed to by SDI or the Permitted Transferee and Buyer as provided in Section 8.6.

     C.  Section 2.3.1.  Section 2.3.1 is hereby deleted in its entirety and is
         -------------
         hereby replaced in its entirety with the following:

                         2.3.1  Closing and Closing Date.  The Closing (the
                                ------------------------
               "Closing") of the purchase and sale of the DR Holdco Stock to be purchased and sold at the Closing will be held at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana Street, Suite 2900, Houston, Texas, commencing at 9:00 a.m.central daylight time on such date as may be agreed to by Buyer and SDI or the Permitted Transferee (the "Closing Date"), at which time representatives of Buyer and SDI or the Permitted Transferee shall meet for the purpose of delivering the documents and consideration described in this Article II and Article X and, subject to the satisfaction or waiver of each of the conditions set forth in Article X, causing such purchase and sale to occur. At the Closing, SDI or the Permitted Transferee shall deliver to Buyer stock certificates representing the DR Holdco Stock held by it with duly executed stock powers attached, and in proper form for transfer on the stock records of DR Holdco.

     D.   Section 2.3.2 . Section 2.3.2 is hereby deleted in its entirety and is
          --------------
          hereby replaced in its entirety with the following:

                         2.3.2  Payments at Closing.  On the Closing Date, Buyer
                                -------------------
               will pay, by wire transfer of immediately available funds to the account designated by SDI or the Permitted Transferee, if any, at least five days prior to the Closing Date, the $3,000,002 cash portion of the SDI Purchase Price (as the same may be adjusted pursuant to Section 2.2) and shall deliver to SDI or the Permitted Transferee stock certificates representing the Hologic Shares included in the SDI Purchase Price, registered in the name of SDI or the Permitted Transferee. It is agreed by the parties that no amount shall be required to be withheld from any payment made under this Section
               2.3.2 to SDI or the Permitted Transferee, if any, so long as SDI or the Permitted Transferee, if any, provides to Buyer a properly completed Internal Revenue Service Form W-9 or Substitute Form W-9 or if SDI or the Permitted Transferee, if any, is otherwise exempt from federal income tax backup withholding and provided adequate proof thereof.

     E.   Section 9.1.1. Section 9.1.1 is hereby deleted in its entirety and is
          -------------
          hereby replaced in its entirety with the following:

                         9.1.1   Termination of Participation. As of, or prior
                                 ----------------------------
               to, the Closing Date, SDI or the Permitted Transferee will take such action as is necessary to terminate the participation by DR Holdco and the Company in all Plans of the SDI Controlled Group and SDI or the Permitted Transferee will indemnify DR Holdco, the Company and Buyer from any claims or liabilities with respect to any Plans (including withdrawal liability under any multiemployer plans); provided that neither SDI nor the Permitted Transferee shall have any indemnification obligation hereunder unless a claim is made therefor on or before either (i) the later to occur the second anniversary of the Closing Date, if the closing occurs under the Parent Agreement, or (ii) the third anniversary of the Closing Date, if the closing has not occurred under the Parent Agreement, and in either such case such obligation shall be limited to claims made on or before such time.

     F.   Subsections 9.5.1.  Subsections 9.5.1 and 9.5.2 are hereby deleted in
          -----------------
          their entirety and are hereby replaced in their entirety with the following:

                         9.5.1 Required Registration.  Buyer shall file, as soon
                               ---------------------
               as practicable after the date of the receipt by Buyer of a plan of distribution as described below, but no later than 30 days thereafter, with the Commission one or more (but in no event more than three (3) in the aggregate) registration statements under the Securities Act on Form S-3 for (i) a public offering of all the Hologic Shares, and/or (ii) a re-offering of all the Hologic Shares held by up to twenty (20) Persons who are beneficiaries of the SDI Investments Liquidating Trust and who are designated by such trust in the plans of distribution (the "Trust"), (collectivelly, the "Designated Holders"), each pursuant to plans of distribution submitted to Buyer by the Qualified Holders (the "Registration Statement") and, as soon as practicable after the date such plans of distribution are received by Buyer, will use its reasonable efforts to cause such Registration Statement to become effective and, subject to the limitations and qualifications set forth in Section 9.5.2.3(i)(e) below, to remain continuously effective until the earlier of (i) the date upon which SDI, any Permitted Transferee (other than a Designated Holder who is an officer or director of Buyer or any of its subsidiaries after the Closing Date), GLS and DuPont, (each a "Qualified Holder"; provided, however that for purposes of
               Section 9.5.2, the term Qualified Holder shall not include any Designated Holder) become eligible to sell Hologic Shares under Rule 144(k) of the Securities Act or (ii) the third anniversary of the Closing Date or, if any delay occurs pursuant to Section 9.5.2.3(i)(e) below, the date which is the later of (i) three years after the Closing Date or (ii) 30 days after the distribution of any supplement or amendment to a prospectus which has been delayed under Section 9.5.2.3(i)(e).

                         9.5.2  Piggyback Registration.   Whenever during the
                                ----------------------
               period from the Closing Date to the third anniversary of the Closing Date Buyer proposes to register any of its Common Equity Securities in a Qualified Registration, whether or not for sale for its own account, Buyer shall give prompt written notice (the "Piggyback Notice") to the Qualified Holders of its intention to effect such Qualified Registration. Upon written request of any Qualified Holder made within 20 days after delivery of any Piggyback Notice (which request shall specify the Hologic Shares requested to be included in such Qualified Registration by such Qualified Holder), Buyer shall, subject to Sections 9.5.2.1 and 9.5.2.2, use its reasonable efforts to include in such Qualified Registration all Hologic Shares that the Qualified Holders have so requested be included in such Qualified Registration, to permit the disposition by such Qualified Holders of such Hologic Shares; provided, however, that (i) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, Buyer determines for any reason not to register such Common Equity Securities (other than the Hologic Shares requested to be included therein pursuant to this Section 9.5.2), Buyer, at its election, may give written notice of such determination to all Qualified Holders requesting the inclusion of their Hologic Shares therein and, thereupon, shall be relieved of its obligation to register any Hologic Shares in connection with such registration (without prejudice, however, to the rights of the Qualified Holders under Section 9.5.1 or the future rights of the Qualified Holders under this Section 9.5.2); (ii) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, Buyer determines for any reason to delay such registration of the Common Equity Securities (other than the Hologic Shares requested to be included therein pursuant to this
               Section 9.5.2), Buyer shall be permitted to delay the registration of such Hologic Shares for the same period as the delay in registering such other Common Equity Securities; and
               (iii) Buyer shall not be required to effect any registration pursuant to this Section 9.5.2 unless it shall have received reasonable assurances that the Qualified Holders of any Hologic Shares included therein will pay any expenses required to be paid by them as provided in Section 9.5.3. As used herein, the term "Piggyback Registration" shall mean any registration of Hologic Shares requested pursuant to this Section 9.5.2.

     G.   Section 9.6. Section 9.6 and all subsections thereunder are hereby
          -----------
          deleted in their entirety and are replaced in their entirety with the following:

                    9.6   [Intentionally Omitted.]

     H.   Section 9.7. Section 9.7 is hereby deleted in its entirety and is
          -----------
          hereby replaced in its entirety with the following:

                         9.7  Non-Transferable Rights.  Except with the consent
                              -----------------------
               of Buyer, no rights of SDI, any Permitted Transferee, GLS or DuPont under Section 9.5 shall be assignable by SDI or any Permitted Transferee, GLS or DuPont, and such rights shall terminate with respect to the Hologic Shares upon assignment of such Hologic Shares by SDI, the Permitted Transferee, GLS or DuPont; provided, however, that SDI may assign such rights to any Permitted Transferee, GLS may assign such rights to SDI or any Permitted Transferee and any Permitted Transferee may assign such rights to any other Permitted Transferee, each as provided in
               Section 12.2, and upon such assignment such Permitted Transferee shall succeed to such rights; and provided further, that SDI or any Permitted Transferee may assign to DuPont such rights which are applicable to the Hologic Shares transferred to DuPont in the DuPont Share Transfer, if any, and upon such assignment DuPont shall succeed to such rights.

     I.   Section 12.2. Section 12.2 is hereby deleted in its entirety and is
          ------------
          hereby replaced in its entirety with the following:

                         12.2  Entire Agreement.  This Agreement, any
                               ----------------
               supplements hereto, the Annexes, Schedules and the documents and instruments referred to herein or therein, including the Confidentiality Agreement referred to in Section 9.2.3, but not including the descriptive headings of the several Articles and Sections of this Agreement and the table of contents (each of which is included for convenience only and shall not constitute a part of this Agreement) (i) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements, arrangements and understandings with respect thereto; (ii) except as otherwise expressly set forth herein, is not intended to confer upon any Person other than Buyer, SDI, GLS, any Permitted Transferee and DuPont any rights or remedies hereunder; (iii) shall not be assigned or transferred by operation of law or otherwise prior to the Closing Date; provided, however, that, notwithstanding anything in this Agreement to the contrary, (a) SDI may, without the consent of Buyer, assign this Agreement, any supplements hereto, the Annexes, Schedules and the documents and instruments referred to herein or therein, including the Confidentiality Agreement referred to in Section 9.2.3, to the Permitted Transferee and upon such assignment and the assumption by the Permitted Transferee of SDI's obligations hereunder, SDI shall be released of all liability hereunder, and (b) SDI, GLS or any Permitted Transferee may make the assignments contemplated in
               Section 9.5 of this Agreement, including, without limitation, the assignment to DuPont of their rights hereunder as to registration and resale attributable to the Hologic Shares transferred to DuPont in the DuPont Share Transfer, if any, and, upon the assignment of any Hologic Shares by SDI, GLS or any Permitted Transferee (other than the Trust) to the Trust, the Trust shall automatically and without any further action of the parties hereto guarantee the obligations of SDI and the Permitted Transferee pursuant to Sections 7.1, 9.1.1, 9.5.4.2 and 8.7 of the Agreement, and (iv) SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY, AND INTERPRETED IN ACCORDANCE WITH THE PROVISIONS OF, THE LAWS OF THE STATE OF DELAWARE. Each of Buyer, SDI and SDI Investments, L.L.C., as a Permitted Transferee, expressly represents and warrants that no promise or agreement which is not expressed herein has been made and that it is not relying upon any statement or representation of any agent of the parties hereto, but is relying solely on its own judgment upon the advice of counsel with respect to the transactions contemplated hereby. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     J.   Section 12.3. Section 12.3 shall be deleted in its entirety and shall
          ------------
          be replaced in its entirety with the following:

                         12.3  No Post-Closing or Post-Termination Liability.
                               ---------------------------------------------
               The several representations, warranties and covenants of SDI or the Permitted Transferee in this Agreement shall expire and terminate on the earlier to occur of the Closing Date or the date of termination of this Agreement under Section 11.1 and neither SDI nor the Permitted Transferee shall have any liability thereafter for any breach or inaccuracy thereof , except for its obligations to pay expenses as provided in Section 7.1, and, if the Closing occurs, the indemnification covenants in Section
               9.1.1 and 9.5.4.2 (subject to the limitations therein) and the covenant as to access in Section 8.7 (subject to the limitations therein).

III.  EFFECTIVE DATE OF AMENDMENTS
      ----------------------------

     Notwithstanding anything in the Agreement or this First Amendment to the contrary, each of the amendments to the Agreement contained in Section II. of this First Amendment shall be effective as of 12:01 a.m., Houston, Texas time, on June 2, 1999.

IV.  MISCELLANEOUS
     -------------

     A.  Entire Agreement.  This First Amendment and the Agreement constitute
         ----------------
the entire agreement of the parties hereto relating to the matters set forth herein, whether oral or written.

     B.  Binding Effect.  This First Amendment is binding on and inures to the
         --------------
benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     C.  Further Assurances.  In connection with the Agreement, this First
         ------------------
Amendment and the transactions contemplated hereby, each of Permitted Transferee and Buyer shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of the Agreement, the First Amendment and those transactions.

     D.  Counterparts.  This First Amendment may be executed in any number of
         ------------
counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered on the date first hereinabove written.

                              SDI INVESTMENTS, L.L.C.



                              By:/s/ Patrick D. de Maynadier
                                 -------------------------------
                              Name: Patrick D. de Maynadier
                              Title: Manager


                              HOLOGIC, INC.



                              By: /s/ Glenn P. Muir
                                 -------------------------------
                              Name: Glenn P. Muir
                              Title:  Vice President and Chief Financial Officer



The undersigned is executing this First Amendment for the limited purpose of acknowledging its agreement to be bound by the provisions of Section 12.2(iii)(b).

                              SDI INVESTMENTS LIQUIDATING TRUST


                              By: /s/ Hunter Nelson
                                 -------------------------------
                              Name: Hunter Nelson
                              Title: Trustee